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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Wyndham Worldwide Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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NOTICE OF 2016 ANNUAL MEETING
OF SHAREHOLDERS AND
PROXY STATEMENT

Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, New Jersey 07054

March 31, 2016

Dear Shareholder of Wyndham Worldwide Corporation,

You are cordially invited to attend the 2016 Annual Meeting of Shareholders to be held on Tuesday, May 10, 2016.

The meeting will start at 11:30 a.m. local time at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054.

I appreciate your continued support of Wyndham Worldwide Corporation and look forward to seeing you on May 10, 2016.

Very truly yours,

Stephen P. Holmes
Chairman and Chief Executive Officer

WYNDHAM WORLDWIDE CORPORATION

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

March 31, 2016

Date:	Tuesday, May 10, 2016
Time:	11:30 a.m. local time
Place:	Wyndham Worldwide Corporation 22 Sylvan Way Parsippany, New Jersey 07054

Purposes of the meeting:

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to elect seven Directors for a term expiring at the 2017 annual meeting

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to vote on an advisory resolution to approve executive compensation

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to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2016

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to vote on a shareholder proposal regarding political contributions disclosure if properly presented at the meeting and

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the attached proxy statement. Only our shareholders of record at the close of business on March 18, 2016 will be entitled to notice of and to vote at the meeting and any adjournments or postponements for which no new record date is set.

Who may attend the meeting:

Only shareholders, persons holding proxies from shareholders, invited representatives of the media and financial community and other guests of Wyndham Worldwide Corporation may attend the meeting.

What to bring:

If you received (or requested and received) a printed copy of the proxy materials you should bring the enclosed Admission Ticket to gain admission to the meeting. If you received a Notice of Internet Availability of Proxy Materials (Notice) or voting instructions and will not be requesting a printed copy of the proxy materials please bring the Notice or voting instructions with you as your Admission Ticket. All persons attending the meeting must bring photo identification such as a valid driver's license or passport for purposes of personal identification.

2

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Record Date:

March 18, 2016 is the record date for the meeting. This means that owners of Wyndham Worldwide common stock at the close of business on that date are entitled to:

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receive notice of the meeting and

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vote at the meeting and any adjournments or postponements of the meeting for which no new record date is set.

Information About the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about March 31, 2016, we will begin mailing a Notice to all shareholders as of March 18, 2016, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Householding Information:

We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder's unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person to the annual meeting by 11:59 p.m. Eastern Daylight Time on Monday, May 9, 2016.

By order of the Board of Directors,

Scott G. McLester Corporate Secretary

3

i

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
Disclosure About Fees	52
Pre-Approval of Audit and Non-Audit Services	52
SHAREHOLDER PROPOSAL	54
Shareholder Proposal Concerning Political Contributions Disclosure	54
Board of Directors' Statement in Opposition to Shareholder Proposal	55
APPENDIX A: NON-GAAP FINANCIAL INFORMATION	A-1

ii

WYNDHAM WORLDWIDE CORPORATION

PROXY STATEMENT

The enclosed proxy materials are provided to you at the request of the Board of Directors of Wyndham Worldwide Corporation (Board) to encourage you to vote your shares at our 2016 annual meeting of shareholders. This proxy statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares. References in this proxy statement to "we," "us," "our" and "Wyndham Worldwide" refer to Wyndham Worldwide Corporation and our consolidated subsidiaries.

Our Board made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2016 annual meeting. We will mail a Notice of Internet Availability of Proxy Materials (Notice) to our shareholders beginning on or about March 31, 2016 and will post our proxy materials on our website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2016 annual meeting of shareholders. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

FREQUENTLY ASKED QUESTIONS

When and where will the annual meeting be held?

The annual meeting will be held on Tuesday, May 10, 2016 at 11:30 a.m. local time at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054.

What am I being asked to vote on at the meeting?

You are being asked to vote on the following:

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the election of seven Directors for a one-year term (nominations for Director must comply with our By-Laws including the applicable notice requirements)

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the approval of our executive compensation program

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the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2016

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a shareholder proposal regarding political contributions disclosure if properly presented at the meeting and

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

Who may vote and how many votes does a shareholder have?

All holders of record of our common stock as of the close of business on March 18, 2016 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date 112,202,381 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

How many votes must be present to hold the meeting?

The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 56,101,191 shares (also known as a quorum), must be present in person or by proxy at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

How do I vote?

Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:

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by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call)

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by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website)

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if you received (or requested and received) a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided or

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in person at the annual meeting (please see below under How do I attend the meeting?).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote in person at the annual meeting (please see below under How do I attend the meeting?).

When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.

What if I am a participant in the Wyndham Worldwide Corporation Employee Savings Plan?

For participants in the Wyndham Worldwide Corporation Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan the trustee will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of our common stock credited to your account the trustee will vote those shares in proportion to the shares for which instructions are received.

How does the Board recommend that I vote?

The Board recommends the following votes:

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FOR the election of each of the Director nominees

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FOR the approval of our executive compensation program

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FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2016 and

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AGAINST the shareholder proposal regarding political contributions disclosure.

How many votes are required to approve each proposal?

In the election of Directors the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. This means the Director nominees receiving the greatest number of votes will be elected and abstentions and broker non-votes will have no effect on the outcome of the vote. However, as further described under Election of Directors, under the Board's Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee.

For the remaining proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on the election of Director nominees, the advisory vote on executive compensation or the shareholder proposal. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees, the advisory vote on executive compensation or the shareholder proposal unless you provide specific instructions before the date of the annual meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?

If you received (or requested and received) a printed copy of the proxy materials, you should bring the enclosed Admission Ticket to gain admission to the meeting. If you received a Notice or voting instructions and will not be requesting a printed copy of the proxy materials please bring the Notice or voting instructions with you as your Admission Ticket. You must bring with you a photo identification such as a valid driver's license or passport for purposes of personal identification.

If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

Can I change or revoke my vote?

You may change or revoke your proxy at any time prior to the voting at the meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting and voting in person and requesting that your prior proxy not be used.

How are proxies solicited?

We retained D.F. King & Co., Inc. to advise and assist us in soliciting proxies at a cost of $9,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a shareholder proposal for the 2017 meeting?

Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2017 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in next year's proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 1, 2016.

In general, any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 10, 2017 and not later than February 9, 2017. However, if the date of the 2017 Annual Meeting of Shareholders is not within 30 days before or after May 10, 2017 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an Annual Meeting of Shareholders must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on our website or by writing to our Corporate Secretary.

Shareholders may also nominate directors for election at an annual meeting. To nominate a Director shareholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under Director Nomination Process for information regarding nomination or recommendation of a Director.

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit our website at www.WyndhamWorldwide.com under the Investors/Corporate Governance page (which can be reached by clicking on the Investors link followed by the Corporate Governance link) for the Board's Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that along with the charters of the Board Committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the New York Stock Exchange and those contained in the Securities and Exchange Commission (SEC) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Investors/Corporate Governance page of our website at www.WyndhamWorldwide.com.

Director Independence Criteria

The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the New York Stock Exchange. The Director Independence Criteria are available on the Investors/Corporate Governance page of our website at www.WyndhamWorldwide.com.

A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:

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Wyndham Worldwide does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).

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The Director is not currently and has not within the last three years been employed by Wyndham Worldwide's present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Wyndham Worldwide business).

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Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Wyndham Worldwide serves on the compensation (or equivalent) committee of another company that employs the Director or his or her immediate family member as an executive officer.

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The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Wyndham Worldwide for property or services in an amount in any of the last three fiscal years exceeding the greater of $750,000 or 1% of such other company's consolidated gross revenues.

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The Director currently does not have or has not had within the past three years a personal services contract with Wyndham Worldwide or its executive officers.

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The Director has not received and the Director's immediate family member has not received during any twelve-month period within the last three years more than $100,000 in direct compensation from Wyndham Worldwide (other than Board fees).

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The Director is not currently an officer or director of a foundation, university or other non-profit organization to which Wyndham Worldwide within the last three years gave directly or indirectly through the provision of services more than the greater of 1% of the consolidated gross revenues of such organization during any single fiscal year or $100,000.

Guidelines for Determining Director Independence

Our Corporate Governance Guidelines and Director Independence Criteria provide for director independence standards that meet or exceed those of the New York Stock Exchange. Our Board is required under New York Stock Exchange rules to affirmatively determine that each Director has no material relationship with Wyndham Worldwide other than as a Director.

In accordance with these standards and criteria the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Board approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our non-management Directors had or has any relationship with us other than as a Director.

As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the New York Stock Exchange listing standards and the Director Independence Criteria: Myra J. Biblowit, James E. Buckman, George Herrera, The Right Honourable Brian Mulroney, Pauline D.E. Richards and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors as required by the New York Stock Exchange listing standards, SEC rules and the Director Independence Criteria.

Committees of the Board

The following describes our Board Committees and related matters. The composition of the Committees is provided immediately after.

Audit Committee

Responsibilities include:

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Appoints our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.

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Pre-approves all services performed by our independent registered public accounting firm.

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Provides oversight on the external reporting process and the adequacy of our internal controls.

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Reviews the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.

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Reviews services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor.

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Maintains procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.

All members of the Audit Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that both Pauline D.E. Richards and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules.

The Audit Committee Charter is available on the Investors/Corporate Governance page of our website at www.WyndhamWorldwide.com.

Audit Committee Report

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external reporting process and the adequacy of Wyndham Worldwide's internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Investors/Corporate Governance page of our website at www.WyndhamWorldwide.com.

The Audit Committee is comprised of three Directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the SEC. The Audit Committee appoints Wyndham Worldwide's independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Wyndham Worldwide's independent registered public accounting firm in accordance with SEC rules subject to the de minimis exceptions for non-audit services.

Management is responsible for Wyndham Worldwide's financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Wyndham Worldwide's internal control over financial reporting. Deloitte & Touche LLP, Wyndham Worldwide's independent registered public accounting firm, is responsible for expressing an opinion on Wyndham Worldwide's consolidated financial statements and the effectiveness of Wyndham Worldwide's internal control over financial reporting. The Audit Committee reviewed and discussed Wyndham Worldwide's 2015 Annual Report on Form 10-K, including the audited consolidated financial statements of Wyndham Worldwide for the year ended December 31, 2015, with management and representatives of Deloitte & Touche LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte & Touche LLP matters required to be discussed by applicable standards and rules of the PCAOB and the SEC. The Audit Committee also received from Deloitte & Touche LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte & Touche LLP to Wyndham Worldwide are compatible with Deloitte & Touche LLP maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte & Touche LLP.

Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Wyndham Worldwide's Annual Report on Form 10-K for the year ended December 31, 2015.

AUDIT COMMITTEE

Michael H. Wargotz (Chair)
George Herrera
Pauline D.E. Richards

Compensation Committee

Responsibilities include:

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Provides oversight on our executive compensation programs consistent with corporate objectives and shareholder interests.

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Reviews and approves Chief Executive Officer (CEO) and other senior management compensation.

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Approves grants of long-term incentive awards and our senior executives' annual incentive compensation under our compensation plans.

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Reviews and considers the independence of advisers to the Committee.

For additional information regarding the Compensation Committee's processes and procedures see below under Executive Compensation – Compensation Discussion and Analysis – Compensation Committee Matters.

All members of the Compensation Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards.

The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Investors/Corporate Governance page on our website at www.WyndhamWorldwide.com.

Compensation Committee Interlocks and Insider Participation

During 2015, Mr. Mulroney, Ms. Biblowit and Ms. Richards served on our Compensation Committee. There are no compensation committee interlocks between Wyndham Worldwide and other entities involving our executive officers and Directors that are required to be reported under SEC rules.

Corporate Governance Committee

Responsibilities include:

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Recommends to the Board nominees for election to the Board.

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Reviews principles, policies and procedures affecting Directors and the Board's operation and effectiveness.

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Provides oversight on the evaluation of the Board and its effectiveness.

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Reviews and makes recommendations on Director compensation.

All members of the Corporate Governance Committee are independent Directors under the Board's Director Independence Criteria and applicable regulatory and listing standards.

The Corporate Governance Committee Charter is available on the Investors/Corporate Governance page on our website at www.WyndhamWorldwide.com.

Executive Committee

The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.

Committee Membership

The following chart provides the current committee membership and the number of meetings that each committee held during 2015.

Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Myra J. Biblowit		M	M
James E. Buckman				M
George Herrera	M		C
Stephen P. Holmes				C
The Right Honourable Brian Mulroney		C	M
Pauline D.E. Richards	M	M
Michael H. Wargotz	C			M
Number of Meetings in 2015	9	6	4	2

 C = Chair
 M = Member

The Board held five meetings during 2015. Each Director attended at least 75% of the meetings of the Board and the committees of the Board on which the Director served.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and CEO, Lead Director and other members of management relative to matters of interest and concern to Wyndham Worldwide.

Board Leadership Structure

The Board believes that Wyndham Worldwide's CEO is best situated to serve as Chairman because he is the Director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. Our independent Directors bring experience, oversight and expertise from outside our company and industry while the CEO brings company-specific experience and expertise. The Board believes that the combined role of Chairman and CEO promotes strategy development and execution and facilitates information flow between management and the Board all of which are essential to effective governance.

One of the key responsibilities of the Board is to review our strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and CEO, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between strategy review and independent oversight of management.

Lead Director

The Board selected James E. Buckman, an independent Director who serves as a member of the Executive Committee, to serve as the Board's Lead Director. The Lead Director serves as a key advisor to the Chairman and the Board; chairs executive sessions of the non-management Directors and provides feedback to the Chairman; chairs meetings of the Board in the absence of the Chairman; and reviews in advance and consults with the Chairman when necessary regarding the agendas for all Board and committee meetings.

Oversight of Risk Management

The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our company and aligned with the achievement of our business objectives and strategies.

The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting and compliance risks. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board of Directors is regularly informed about our risks through committee reports and management presentations.

While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our leadership structure, with Mr. Holmes serving as Chairman and CEO, also enhances the Board's effectiveness in risk oversight due to Mr. Holmes' extensive knowledge of our business and operations, facilitating the Board's oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

 Executive Sessions of Non-Management Directors

The Board meets regularly without any members of management present. The Lead Director chairs these sessions.

Communications with the Board and Directors

Shareholders and other parties interested in communicating directly with the Board, an individual non-management Director or the non-management Directors as a group may do so by writing our Corporate Secretary at Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, New Jersey 07054. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Director Attendance at Annual Meeting of Shareholders

As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of shareholders absent exceptional cause. All of our Directors attended our 2015 annual meeting and are expected to attend the 2016 annual meeting.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we adopted Business Principles applicable to all our associates, including our CEO, Chief Financial Officer and Chief Accounting Officer. We will disclose on our website any amendment to or waiver from a provision of our Business Principles or Code of Business Conduct and Ethics for Directors as may be required and within the time period specified under applicable SEC and New York Stock Exchange rules. The Code of Business Conduct and Ethics for Directors and our Business Principles are available on the Investors/Corporate Governance page of our website at www.WyndhamWorldwide.com. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Director Nomination Process

Role of Corporate Governance Committee.    The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Corporate Governance Committee does not have a formal policy with respect to diversity, however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate's credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual's contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee or Director should serve as our Director are described below under Election of Directors.

Identification and Evaluation Process.    The process for identifying and evaluating nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Corporate Governance Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the shareholders or to fill a vacancy on the Board.

Shareholder Recommendations of Nominees.    The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the person's consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Shareholder Nominations and By-Law Procedures.    Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are posted on our website under Investors/Corporate Governance at www.WyndhamWorldwide.com. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, number of shares owned and certain representations regarding such a nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee's consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our annual meeting of shareholders, written notice of a shareholder nomination must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year's meeting, a shareholder's written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first. At a special meeting of shareholders, only such business may be conducted as shall have been brought before the meeting under our notice of meeting.

 Compensation of Directors

Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.

In November 2014, the Corporate Governance Committee considered and recommended based on a review conducted by Aon Hewitt, our compensation consultant, that the value of the annual equity grant made to our Directors be increased from $75,000 to $100,000 for 2015, and the Board subsequently approved this increase. Other than this increase, the Director compensation program for 2015 remained generally consistent with 2014.

The following table describes 2015 annual retainer and committee chair and membership fees for non-management Directors. Our non-management Directors do not receive additional fees for attending Board or committee meetings. In addition to these fees, the 2015 compensation of each of our non-management Directors included the $100,000 annual equity grant of time-vested restricted stock units (RSUs) which vest over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units.

	Cash-Based	Stock-Based	Total
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and committee chair and membership fees are paid on a quarterly basis 50% in cash and 50% in Wyndham Worldwide stock. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or deferred stock units (DSUs). Directors may also elect to defer any cash-based compensation or vested RSUs in the form of DSUs. A DSU entitles the Director to receive one share of common stock following the Director's retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period. The Director may not sell or receive value from any DSU prior to termination of service.

We make available to each Director a term life insurance policy owned by us with a $1.1 million death benefit payable $1 million to us which benefit we will donate to a charitable beneficiary of the Director's choice and $100,000 paid directly to a personal beneficiary of the Director's choice. In the event we undergo a change-in-control or a Director retires we will pay the premiums for the policies for one year from the date of the change-in-control or retirement as applicable.

We provide up to a three-for-one company match of a Director's qualifying charitable contributions up to a company contribution of $75,000 per year.

We maintain a policy to award our Directors annually 500,000 Wyndham Rewards Points. These Wyndham Rewards Points have an approximate value of $2,300 and may be redeemed for numerous rewards options including stays at Wyndham properties.

 2015 Director Compensation Table

The following table describes compensation we paid our non-management Directors for 2015:

Name	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Myra J. Biblowit	123,948	223,573	103,459	450,980
James E. Buckman	142,649	242,338	136,775	521,762
George Herrera	132,630	232,364	60,925	425,919
The Right Honourable Brian Mulroney	131,380	231,096	170,236	532,712
Pauline D.E. Richards	127,616	227,380	112,407	467,403
Michael H. Wargotz	137,635	237,353	97,751	472,739

(a)
Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each Director was granted a RSU award with a grant date fair value of $100,000 which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid on a quarterly basis in the form of common stock and/or DSUs.

(b)
Shares of our common stock issuable for DSUs at December 31, 2015 were as follows: Ms. Biblowit, 47,569; Mr. Buckman, 42,403; Mr. Herrera, 31,787; Mr. Mulroney, 66,885; Ms. Richards, 36,055; and Mr. Wargotz, 44,597. Shares of our common stock issuable for RSUs at December 31, 2015 were as follows: Ms. Biblowit, 2,904; Mr. Buckman, 2,904; Mr. Herrera, 2,904; Mr. Mulroney, 2,904; Ms. Richards, 2,904; and Mr. Wargotz, 2,904.

(c)
Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of DSUs credited for dividends paid on DSUs outstanding on the record date for such dividends, the value of dividends paid on vesting of RSUs, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. On limited occasions Directors' spouses accompany Directors on the company aircraft when traveling for business purposes, for which there is no incremental cost to the Company.

The value of DSUs credited to our Directors for dividends paid on outstanding DSUs were as follows: Ms. Biblowit, $65,078; Mr. Buckman, $57,804; Mr. Herrera, $44,009; Mr. Mulroney, $91,773; Ms. Richards, $49,917; and Mr. Wargotz, $60,872. The value of dividends paid to our Directors on vesting of RSUs were as follows: Ms. Biblowit, $2,616; Mr. Buckman, $2,616; Mr. Herrera, $2,616; Mr. Mulroney, $2,616; Ms. Richards, $2,616; and Mr. Wargotz, $2,616. The value of charitable matching contributions in excess of $10,000 were as follows: Ms. Biblowit, $33,465; Mr. Buckman, $73,094; Mr. Herrera, $12,000; Mr. Mulroney, $73,205; Ms. Richards, $55,500; and Mr. Wargotz, $28,545.

Non-Management Director Stock Ownership Guidelines

The Corporate Governance Guidelines require each non-management Director to comply with Wyndham Worldwide's Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2015, all of our non-management Directors exceeded the stock ownership requirements.

Ownership of Company Stock

The following table describes the beneficial ownership of our common stock for the following persons as of March 24, 2016: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentage values are based on 112,079,514 shares of our common stock outstanding as of March 24, 2016. The principal address for each Director and executive officer of Wyndham Worldwide is 22 Sylvan Way, Parsippany, New Jersey 07054.

Name	Number of Shares		% of Class
The Vanguard Group	9,990,134	(a)	8.91%
AllianceBernstein L.P.	9,570,073	(b)	8.54%
Iridian Asset Management LLC	9,152,308	(c)	8.17%
FMR LLC	8,017,308	(d)	7.15%
Wellington Management Group LLP	6,990,746	(e)	6.24%
BlackRock, Inc.	6,863,492	(f)	6.12%
Capital Research Global Investors	5,850,600	(g)	5.22%
Geoffrey A. Ballotti	91,738	(h)	*
Myra J. Biblowit	59,797	(h)(i)	*
James E. Buckman	50,277	(h)(i)(j)	*
Thomas G. Conforti	91,504	(h)	*
Franz S. Hanning	92,084	(h)(j)	*
George Herrera	31,787	(h)(i)	*
Stephen P. Holmes	1,553,217	(h)(k)(l)	1.38%
Gail Mandel	20,175	(h)	*
The Right Honourable Brian Mulroney	73,105	(h)(i)(j)	*
Pauline D.E. Richards	46,259	(h)(i)	*
Michael H. Wargotz	47,176	(h)(i)	*
All Directors and executive officers as a group (15 persons)	2,286,613	(m)	2.03%

*
Amount represents less than 1% of outstanding common stock.

(a)
We have been informed by Amendment No. 6 to a report on Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group (TVG) that TVG beneficially owns 9,990,134 shares of our common stock with sole voting power over 214,084 shares, shared voting power over 11,900 shares, sole dispositive power over 9,757,340 shares and shared dispositive power over 232,794 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(b)
We have been informed by a report on Schedule 13G filed with the SEC on February 16, 2016 by AllianceBernstein L.P. (AllianceBernstein) that AllianceBernstein beneficially owns 9,570,073 shares of our common stock with sole voting power over 9,213,866 shares, shared voting power over no shares, sole dispositive power over 9,560,228 shares and shared dispositive power over 9,845 shares. The principal business address for AllianceBernstein is 1345 Avenue of the Americas, New York, New York 01015.

(c)
We have been informed by a report on Schedule 13G filed with the SEC on January 26, 2016 by Iridian Asset Management LLC and affiliates named in such report (IAM) that IAM beneficially owns 9,152,308 shares of our common stock with sole voting power over 62,133 shares, shared voting power over 9,090,175 shares, sole dispositive power over 62,133 shares and shared dispositive power over 9,090,175 shares. The principal business address for IAM is 276 Post Road West, Westport, Connecticut 06880-4704.

(d)
We have been informed by Amendment No. 1 to a report on Schedule 13G filed with the SEC on February 12, 2016 by FMR LLC and affiliates named in such report (FMR) that FMR beneficially owns 8,017,308 shares of our common stock with sole voting power over 662,738 shares, shared voting power over no shares, sole dispositive power over 8,017,308 shares and shared dispositive power over no shares. The principal business address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(e)
We have been informed by a report on Schedule 13G filed with the SEC on February 11, 2016 by Wellington Management Group LLP and affiliates named in such report (Wellington) that Wellington beneficially owns 6,990,746 shares of our common stock with sole voting power over no shares, shared voting power over 5,153,923 shares, sole dispositive power over no shares and shared dispositive power over 6,990,746 shares. The principal business address for Wellington is 280 Congress Street, Boston, Massachusetts, 02210.

(f)
We have been informed by Amendment No. 3 to a report on Schedule 13G filed with the SEC on January 27, 2016 by BlackRock, Inc. and affiliates named in such report (BlackRock) that BlackRock beneficially owns 6,863,492 shares of our common stock with sole voting power over 5,883,341 shares, shared voting power over no shares, sole dispositive power over 6,863,492 shares and shared dispositive power over no shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10022.

(g)
We have been informed by a report on Schedule 13G filed with the SEC on February 16, 2016 by Capital Research Global Investors (CRGI) that CRGI beneficially owns 5,850,600 shares of our common stock with sole voting power over 5,850,600 shares, shared voting power over no shares, sole dispositive power over 5,850,600 shares and shared dispositive power over no shares. The principal business address for CRGI is 333 South Hope Street, Los Angeles, California 90071.

(h)
Excludes shares of our common stock issuable upon vesting of RSUs after 60 days from March 24, 2016 as follows: Mr. Ballotti, 89,325; Ms. Biblowit, 3,038; Mr. Buckman, 3,038; Mr. Conforti, 88,910; Mr. Hanning, 90,010; Mr. Herrera, 3,038; Mr. Holmes, 188,738; Ms. Mandel, 51,149; Mr. Mulroney; 3,038; Ms. Richards, 3,038; and Mr. Wargotz, 3,038. Excludes performance-vested restricted stock units (PVRSUs) granted in 2014, 2015 and 2016 which vest, if at all, after 60 days from March 24, 2016 as follows: Mr. Ballotti, 52,058; Mr. Conforti, 52,058; Mr. Hanning, 52,743; Mr. Holmes, 219,523; and Ms. Mandel, 27,601.

(i)
Includes shares of our common stock issuable for DSUs as of March 24, 2016 or within 60 days of March 24, 2016 as follows: Ms. Biblowit, 49,373; Mr. Buckman, 44,279; Mr. Herrera, 31,787; Mr. Mulroney, 68,267; Ms. Richards, 37,381; and Mr. Wargotz, 46,454.

(j)
Includes 3,220 shares held in Mr. Buckman's IRA. Includes 4,838 shares held by holding company of which Mr. Mulroney is the sole owner. Includes 30,000 shares held in Mr. Hanning's grantor retained annuity trust.

(k)
Includes 535,693 shares of our common stock which Mr. Holmes has the right to acquire through the exercise of stock-settled stock appreciation rights within 60 days of March 24, 2016.

(l)
Excludes 288,257 shares of our common stock underlying stock-settled stock appreciation rights held by Mr. Holmes which are not currently exercisable and are not scheduled to vest within 60 days of March 24, 2016.

(m)
Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount excludes 176,272 shares and 100,886 shares of our common stock issuable upon vesting of RSUs and PVRSUs, respectively, after 60 days from March 24, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Our Directors, executive officers and ten percent shareholders are required to file with the SEC reports of ownership and changes in ownership of our common stock. All 2015 reports were filed on time.

ELECTION OF DIRECTORS

At the date of this proxy statement, the Board of Directors consists of seven members, six of whom are non-management, independent Directors under applicable listing standards and our corporate governance documents.

At this year's meeting, our seven Directors are to be elected for terms expiring at the 2017 annual meeting. The Corporate Governance Committee nominated Stephen P. Holmes, Myra J. Biblowit, James E. Buckman, George Herrera, The Right Honourable Brian Mulroney, Pauline D.E. Richards and Michael H. Wargotz, each of whom is presently a Director. The seven nominees are listed below with brief biographies.

We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Voting Standard and Majority Vote Policy

Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected.

Under the Board's Corporate Governance Guidelines any nominee for Director in an uncontested election, such as this one where the number of nominees does not exceed the number of Directors to be elected, who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee's recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee's recommendation, the Board will review the factors considered by the Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this Corporate Governance Committee and Board process.

Nominees for Election to the Board for a
Term Expiring at the 2017 Annual Meeting

Stephen P. Holmes, 59, has served as our Chairman, Chief Executive Officer and a Director since July 2006. Mr. Holmes was Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant's Travel Content Division from December 1997 to July 2006. Mr. Holmes was Vice Chairman of HFS Incorporated from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996.

Mr. Holmes' exceptional day-to-day leadership as our CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board's effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes' leadership, we have focused our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which increase shareholder value. Mr. Holmes' specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Myra J. Biblowit, 67, has served as a Director since July 2006. Since April 2001, Ms. Biblowit has served as President of The Breast Cancer Research Foundation. From July 1997 to March 2001, she served as Vice Dean for External Affairs for the New York University School of Medicine and Senior Vice President of the Mount Sinai-NYU Health System. From June 1991 to June 1997, Ms. Biblowit was Senior Vice President and Executive Director of the Capital Campaign for the American Museum of Natural History. Ms. Biblowit served as a director of Cendant from April 2000 to August 2006.

As a director of Cendant and a Director of Wyndham Worldwide, Ms. Biblowit has gained a broad understanding of Wyndham Worldwide's business, operations and culture. Ms. Biblowit's exceptional leadership experience with iconic research, educational and cultural institutions provides a unique perspective to the Board. As President of The Breast Cancer Research Foundation, a dominant funder of research around the world, Ms. Biblowit brings to the Board a global perspective, marketing skills and a commitment to supporting our communities that add significant value to the Board's contribution to our success. Ms. Biblowit's specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Biblowit should serve as our Director.

James E. Buckman, 71, has served as a Director since July 2006 and Lead Director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company headquartered in New York City. From May 1, 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant from December 1997 to August 2006, a Vice Chairman of Cendant from November 1998 to August 2006 and a Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997.

Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Worldwide affords Mr. Buckman strong experience with Wyndham Worldwide's business and operations. Mr. Buckman's experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

George Herrera, 59, has served as a Director since July 2006. Since December 2003, Mr. Herrera has served as President and Chief Executive Officer of Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the U.S. Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 to July 1998. Mr. Herrera served as a director of Cendant from January 2004 to August 2006.

Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Wyndham Worldwide, Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera's service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

The Right Honourable Brian Mulroney, 77, has served as a Director since July 2006. Mr. Mulroney is a Senior Partner in the international law firm Norton Rose Fulbright. He served as Prime Minister of Canada from 1984 to 1993. Mr. Mulroney has served as a director of Blackstone Group L.P. since June 2007 and Quebecor Media Inc. since January 2001. Mr. Mulroney has served as Chairman of the Board of Quebecor Media Inc. since June 2014 and as Chairman of the International Advisory Board of Barrick Gold Corporation since 1995. Mr. Mulroney served as a director of Cendant Corporation from December 1997 to August 2006, Hicks Acquisition Co. I, Inc. from September 2007 to September 2009, Archer Daniels Midland Company Inc. from December 1993 to December 2009 and Barrick Gold Corporation from November 1993 to May 2014.

Mr. Mulroney brings exceptional leadership, experience and expertise to the Board. His service as a Director of Wyndham Worldwide provides the Board with knowledge of our business and strategy as well as a historical perspective on our growth and operations. Mr. Mulroney's service as the Prime Minister of Canada brings to the Board valuable leadership and international business and government relations expertise. He is a Senior Partner of the international law firm Norton Rose Fulbright, contributing valuable legal experience to the Board. As a director for other public companies, Mr. Mulroney offers valuable perspectives on board operations as well. Mr. Mulroney's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Mulroney should serve as our Director.

Pauline D.E. Richards, 67, has served as a Director since July 2006. Since July 2008, Ms. Richards has served as Chief Operating Officer of Armour Group Holdings Limited (formerly Brevan Howard P&C Partners Limited), an investment management company. From November 2003 to July 2008, Ms. Richards served as Director of Development at the Saltus Grammar School, the largest private school in Bermuda. From January 2001 to March 2003, Ms. Richards served as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited in Bermuda, a trust company business. From January 1999 to December 2000, she was Treasurer of Gulfstream Financial Limited, a stock brokerage company. From January 1999 to June 1999, Ms. Richards served as a consultant to Aon Group of Companies, Bermuda, an insurance brokerage company, after serving in senior positions from 1988 through 1998 including Controller, Senior Vice President and Group Financial Controller and Chief Financial Officer. Ms. Richards has served as a director of Apollo Global Management, LLC since March 2011. Ms. Richards served as a director of Cendant from March 2003 to August 2006.

Ms. Richards' extensive financial background and exceptional leadership experience provide the Board with financial accounting and management expertise and perspectives. Her service as a Cendant director and as a Director and member of the Audit Committee of Wyndham Worldwide brings to the Board valuable experience on financial reporting matters that are critical to the Board's oversight role. Ms. Richards' service as a chief financial officer and treasurer of leading finance companies allows her to offer important insights into the role of finance in our business and strategy. As a director for other public companies, Ms. Richards offers valuable perspectives on board operations as well. Ms. Richards' specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Richards should serve as our Director.

Michael H. Wargotz, 57, has served as a Director since July 2006. Since July 2011, Mr. Wargotz has served as the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a partnership development company. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as a Vice President of NetJets. Mr. Wargotz is a founding partner of Axcess Solutions, LLC, a strategic alliance, brand development and partnership marketing consulting firm, which originated in 2001. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment and Senior Vice President, Business Development. Mr. Wargotz was a Senior Vice President with HFS Incorporated from July 1994 to December 1997. Mr. Wargotz has served as a director of Resources Connection, Inc. since May 2009 and CST Brands, Inc. since May 2013.

Mr. Wargotz's senior management experience with Axcess Worldwide, The Milestone Aviation Group and NetJets brings to the Board financial expertise and branding knowledge. As Chair of the Audit Committee of Wyndham Worldwide, he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz's experience as President and CEO of Cendant's Lifestyle Division, Chief Financial Officer of Cendant's Alliance Marketing Segment and Senior Vice President of Cendant's business development function provides the Board with exceptional leadership and branding and development expertise in areas that are critical to our business. As a director for other public companies, Mr. Wargotz offers valuable perspectives on board operations as well. Mr. Wargotz's specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Total Compensation Strategy.    We employ a Total Compensation Strategy designed to achieve the following objectives:

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Attract and retain superior senior management talent.

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Provide our executives with market competitive compensation consistent with comparable hospitality, service, franchise and brand portfolio companies.

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Support a high-performance environment by linking compensation with performance.

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Support a long-term focus for our executives that aligns their interests with the interests of our shareholders.

Strong Financial and Operational Performance for Shareholders.    In 2015 our management team produced strong financial and operational results continuing a multi-year track record of delivering outstanding value to shareholders.

Led by Steve Holmes, our Chief Executive Officer, Tom Conforti, our Chief Financial Officer, and our three business unit leaders, Geoff Ballotti, Chief Executive Officer, Wyndham Hotel Group, Gail Mandel, Chief Executive Officer, Wyndham Destination Network and Franz Hanning, Chief Executive Officer, Wyndham Vacation Ownership, who we collectively refer to as our named executive officers, we are one of the world's largest hospitality companies and provide a wide range of hospitality services and products through our global portfolio of world-renowned brands.

Our mission is to increase shareholder value by generating optimal cash flow and we expect to achieve this by being the leader in travel accommodations and welcoming our guests to iconic brands and vacation destinations through our signature "Count On Me!" service. We offer the widest range of places to stay, allowing customers to experience travel the way they want. The strength of our collective brands and depth and breadth of our offerings provide travelers with more than 120,000 places to stay in more than 100 countries on six continents. Our strategies to achieve our objectives are to: increase profit and cash flow through superior execution; develop innovative services and products to meet the evolving needs of customers; further develop our world class capabilities by strengthening our brands, attracting and developing the best talent and investing in technology; and strategically allocate capital to expand our fee-for-service business models.

Our corporate results include:

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Total revenues in 2015 of $5.54 billion, a 5% increase over 2014.

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A track record of revenue growth at an 8% compound annual growth rate or CAGR over the last five years.

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Net income in 2015 of $612 million, a 16% increase over 2014 net income. Adjusted net income in 2015 of $608 million, a 6% increase over 2014 adjusted net income.*

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A track record of adjusted EBITDA growth at a 9% CAGR over the last five years.*

* Non-GAAP reconciliation information is included in the Appendix.

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2015 diluted earnings per share of $5.14, a 23% increase over 2014 diluted earnings per share, and diluted adjusted earnings per share in 2015 of $5.11, a 13% increase over 2014.*

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A track record of double-digit earnings per share growth and adjusted earnings per share growth at a 20% and 21% CAGR, respectively, over the last five years.*

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In 2015, our net cash provided by operating activities was $991 million and we generated free cash flow exceeding $749 million in each of the last five years.*

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Share repurchases totaling $650 million in 2015 and $4.5 billion since our inception in our 2006 spin-off.

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Share repurchases reduced shares outstanding from 121 million shares in 2014 to 114 million shares in 2015 and from 200 million to 114 million shares since our inception.

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Paid dividends of $202 million in 2015 and $927 million since our inception.

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Our five-year total shareholder return of 166.6% exceeded the five-year total return of 80.8% of the S&P 500 index.

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Due to adverse stock market conditions in 2015, our one and three-year shareholder returns, -13.3% and 44.5%, respectively, were below the one and three-year total returns on the S&P 500 index, 1.4% and 52.6%, respectively, despite our strong financial and operating results discussed above.

Wyndham Hotel Group is the world's largest hotel company based on the number of hotels and is a leading hotel brand franchisor and hotel management services provider with a global portfolio consisting of over 7,800 properties and 678,000 rooms in 71 countries under 13 brands.

Wyndham Hotel Group's results include:

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Revenues in 2015 of $1.30 billion, an 18% increase over 2014. Revenues increased 8% excluding the impact of acquisitions and foreign currency.*

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EBITDA of $349 million in 2015, a 7% increase over 2014. Adjusted EBITDA in 2015 of $376 million, an 11% increase over 2014.*

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A 3% increase in room growth in 2015 over 2014.

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Acquisition of Dolce Hotels and Resorts, a leading hotel and conference center brand, enhancing our management business and portfolio in the group and meetings market.

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Continued successful implementation of our multi-brand umbrella marketing campaign.

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Transformational changes to our Wyndham Rewards loyalty program to gain new members, increase member engagement and drive significant revenue to our hotel franchisees, often at higher room rates and with longer stays.

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Continued refinement of hotel system quality to reinvigorate and better position our hotel brands with clearly defined standards and appealing attributes for the next generation of travelers.

* Non-GAAP reconciliation information is included in the Appendix.

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Development of new hotel prototypes for our brands.

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Implementation of cloud-based, third-party property management and central reservation systems that benefit franchisees by providing best in class technology services and introducing an automated revenue management service.

Wyndham Destination Network is the world's largest provider of professionally managed, unique vacation accommodations with more than 112,000 vacation properties in over 100 countries, sending more than 13 million people annually to their desired destinations through its trusted, diverse network of brands.

Wyndham Destination Network's results include:

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Revenues of $1.54 billion in 2015, a 4% decline over 2014. Revenues increased 5% excluding acquisitions, a divestiture and the impact of foreign currency.*

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EBITDA in 2015 of $367 million, a 10% increase over 2014. Adjusted EBITDA of $370 million in 2015, a 3% decrease over 2014. Adjusted EBITDA increased 6% over 2014 excluding acquisitions, a divestiture and the impact of foreign currency.*

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Rebranded business unit to expand vision of the business to drive associate collaboration to enhance customer experience and higher growth.

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Continued development of new products in the vacation ownership exchange brand including enhanced membership and transaction options, which added approximately $50 million to 2015 revenues.

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Continued leveraging of vacation exchange and rentals analytics to transform customer experience and yield.

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Expansion of third party distribution channels to complement our rental brands' proprietary websites, expand consumer awareness and increase bookings.

Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 210 vacation ownership resorts serving approximately 897,000 owners throughout the United States, Canada, Mexico, the Caribbean and the South Pacific.

Wyndham Vacation Ownership's results include:

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Revenues of $2.77 billion in 2015, a 5% increase over 2014. Revenues increased 6% excluding the impact of foreign currency.*

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EBITDA in 2015 of $687 million, a 4% increase over 2014. Adjusted EBITDA of $688 million in 2015, a 4% increase over 2014. Adjusted EBITDA increased 6% over 2014 excluding the impact of foreign currency.*

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Continued refinement of marketing and sales programs to increase customer engagement and growth, including our specialist presenter program.

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Continued improvement in customer credit standards to drive loan portfolio performance.

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Opened six new sales centers in the U.S. and the Caribbean, committed primarily to new owner generation.

* Non-GAAP reconciliation information is included in the Appendix.

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Continued rollout of our innovative Ovation by Wyndham program, allowing owners who have benefited from our product for many years but are no longer using it to gracefully exit their ownership.

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Continued expansion into new markets such as Brazil.

Our Executive Compensation Program and Governance Align with Shareholder Interests.    In addition to the guiding principles of our Total Compensation Strategy, we engage in the following practices to ensure that our executive compensation program and governance align with our shareholders' interests.

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Our annual incentive compensation program requires achievement of rigorous, profitability-based performance metrics designed to incentivize high-performance and achievement of annual financial goals and thus create value for our shareholders.

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Equity awards granted to our named executive officers under our long-term incentive plan constitute approximately 75% of their target annual total compensation aligning their interests with our shareholders.

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Our incentive compensation program includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of premium levels of adjusted earnings per share performance over a cumulative three-year period, incentivizing medium-term high performance and value growth for our shareholders.

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We grant our named executive officers restricted stock units subject to multi-year vesting requirements designed to retain our executives and ensure that a significant portion of the executives' compensation is tied to long-term stock price performance.

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Our Board is diverse and all of our Directors, other than our Chairman and CEO, are independent Directors.

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All of our Directors are accountable to shareholders through annual elections and we maintain a majority voting policy for uncontested Director elections.

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We have implemented a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices.

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Our CEO receives no tax gross-ups for personal aircraft use or other perquisites.

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We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.

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Our named executive officers do not have the right to receive severance solely upon the occurrence of a change-in-control.

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None of our executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.

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Consistent with our core values of acting with integrity, respecting everyone everywhere, providing individual opportunity and accountability, improving our customers' lives and supporting our communities, we are committed to strong environmental, social and governance (ESG) principles.

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We have publicly reported on ESG matters for the last five years demonstrating our commitment to and leadership in corporate social responsibility (CSR). Our teams have collaborated to integrate the strategic priorities of sustainability, diversity, human rights and ethics, and community support directly into our operations while at the same time consistently delivering strong performance across our businesses.

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In 2015, we announced that we met our goal to reduce carbon and energy usage of our operationally controlled assets by 20% by 2020, six years ahead of schedule, and we have a new goal to reduce carbon and water usage by 25% by 2025.

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Our CSR efforts are consistently honored and in both 2014 and 2015 we were ranked by the Dow Jones Sustainability Index as the world hospitality leader. In addition, in 2015 Ethisphere Institute named us as one of the World's Most Ethical Companies and DiversityInc. recognized us as one of the Top 50 Companies for Diversity.

2015 Compensation Actions.    As discussed in more detail below, the compensation decisions and other actions applicable to our named executive officers for 2015 were as follows:

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In February 2015, the Compensation Committee of the Board (Committee) approved base salary merit increases for our named executive officers. For 2015, we paid our named executive officers the base salaries listed in the Summary Compensation Table below.

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In February 2015, the Committee granted stock-settled stock appreciation rights (SSARs), time-vested restricted stock units (RSUs) and performance-vested restricted stock units (PVRSUs) to Mr. Holmes, our CEO, and RSUs and PVRSUs to our other named executive officers in the amounts listed in the Grants of Plan-Based Awards Table below.

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In February 2015, the Committee approved the factors to be used to determine any potential 2015 annual incentive compensation for our named executive officers. These factors are described below under Annual Incentive Compensation.

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In February 2015, the Committee approved 2015 executive perquisites. In February 2015, our CEO requested that he no longer receive tax gross-ups on perquisites. Named executive officer compensation for 2015 attributable to perquisites is described in the All Other Compensation Table below.

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In 2015, the employment agreements of Mr. Holmes, our CEO, and Mr. Conforti, our CFO, were amended to extend the terms of their employment agreements. The terms of the employment agreements with our named executive officers are described below under Agreements with Named Executive Officers.

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In May 2015, 84% of the shares voted on our Say-on-Pay Vote at our 2015 Annual Meeting of Shareholders were cast in support of the compensation of our named executive officers as described in our 2015 proxy statement.

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In February 2016, the Committee approved and we paid our named executive officers 2015 annual incentive compensation in the amounts listed in the Summary Compensation Table.

Total Compensation Strategy

We employ a Total Compensation Strategy designed to achieve the following objectives:

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Attract and retain superior senior management talent. We believe that attracting and retaining superior senior managers are integral to our ongoing success. Our named executive officers possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical for our company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our named executive officers.

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Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service, franchise and brand portfolio companies. We provide our named executive officers with total target compensation, consisting of base salary, cash-based annual incentive compensation and equity-based long-term incentive compensation that is generally consistent with the market median but may approach the 75th percentile of our peer group. We also provide our named executive officers with perquisites which we believe are consistent with our peers and health, welfare and retirements benefits which are reviewed on a company-wide basis and are deemed to be market competitive.

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Support a high-performance environment by linking compensation with performance. Our key goals are to increase our earnings, cash flow and shareholder value. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.

•
Support a long-term focus for our executives that aligns their interests with the interests of our shareholders. Long-term incentive compensation is intended to align the interests of our named executive officers with those of our shareholders as well as support our goal of retaining our key personnel.

Compensation Committee Matters

Wyndham Worldwide Compensation Committee.    The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee's membership is determined by the Board and is composed entirely of independent Directors. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant.    For 2015, Aon Hewitt was retained by the Committee as a third-party advisor to provide independent advice, research and evaluation related to executive compensation and was paid approximately $121,128 for its services during 2015. In this capacity, the Committee utilizes reports and analyses prepared by Aon Hewitt. Aon Hewitt was retained to provide the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends.

Wyndham Worldwide has historically engaged affiliates of Aon Hewitt for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to Wyndham Worldwide during 2015. We paid approximately $1,390,000 to Aon Risk Services, Inc. for these services during 2015, which amount was offset by commissions paid to Aon Risk Services, Inc. by insurance carriers for placing Wyndham Worldwide policies.

Aon Hewitt has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multiservice client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. The Committee reviewed the independence of Aon Hewitt in accordance with New York Stock Exchange requirements and considered this relationship. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon Hewitt is objective and independent.

Management's Role.    Our management plays a significant role in our executive compensation process including evaluating executive performance and recommending base salary merit increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee's request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

Compensation Committee Discretion.    For 2015, while the Committee reviewed management's recommendations, the Committee retained discretion over all elements and levels of the named executive officers' compensation. For 2015, the Committee generally based its decisions on a combination of management's recommendations other than for our CEO and the external market data provided by our management and compensation consultant.

Committee Consideration of Say-on-Pay Vote.    We currently hold an advisory vote on the compensation of our named executive officers (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2011 annual meeting regarding the frequency of the Say-on-Pay Vote. We have also implemented a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. At our 2015 Annual Meeting, 84% of the shares voted on our Say-on-Pay Vote were cast in support of the compensation of our named executive officers as described in the 2015 proxy statement. The Committee reviewed the outcome of the 2015 advisory vote and believes that the level of support affirms our current executive compensation structure and program. Accordingly, no changes have been made to our executive compensation program as a result of last year's Say-on-Pay Vote. In the future the Committee will continue to review our executive compensation program taking into consideration the outcome of our Say-on-Pay Votes and other relevant factors in making compensation decisions for our named executive officers.

Annual Evaluation and Compensation Risk Assessment.    An important aspect of the Committee's work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Wyndham Worldwide. In reaching its conclusion, the Committee considered the following aspects of our compensation programs believed to encourage the management of our business in a prudent manner:

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The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.

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Our performance-based compensation is in large part keyed to our earnings, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to using leverage or other high risk strategies.

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Our annual incentive compensation opportunities are capped at a specified maximum as a countermeasure to excessive risk-taking.

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Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Employment Agreements

We have employment agreements with each of our named executive officers the terms of which form the basis of our named executive officers' compensation elements and levels. The compensation elements provided under the agreements are reviewed annually by management, our compensation consultant and the Committee against the peer group described below under Compensation Review and Benchmarking. In 2015, the employment agreements of Mr. Holmes, our CEO, and Mr. Conforti, our CFO, were amended to extend the terms of their employment agreements. The terms of the employment agreements, including these amendments, are described below under Agreements with Named Executive Officers.

Compensation Review and Benchmarking

Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain superior senior managers. In addition, this market information is a factor that management and the Committee consider in assessing the reasonableness of the compensation of our executives.

The Committee utilized the peer group of companies listed below, as previously recommended by our compensation consultant and approved by the Committee, based on one or more of the following criteria: companies or divisions within companies in generally the same industry or business as Wyndham Worldwide; companies that were similar in size to Wyndham Worldwide in terms of revenues and market value; companies used by analysts to compare Wyndham Worldwide's financial performance; organizations with a global presence; organizations with which we compete for executive talent; and organizations in similar markets or with a similar business model such as non-hospitality companies that have franchise and brand portfolio operations.

Our peer group for 2015 executive compensation benchmarking consisted of the following companies:

American Express Company	Intercontinental Hotels
Carnival Corporation & Plc	Marriott International, Inc.
Choice Hotels International, Inc.	MGM Mirage
Colgate Palmolive Company	Royal Caribbean Cruises Ltd.
Darden Restaurants, Inc.	Starbucks Corporation
Expedia Inc.	Starwood Hotels & Resorts Worldwide, Inc.
Ryman Hospitality Properties Inc.	The Walt Disney Company
Host Hotels & Resorts, Inc.	Wynn Resorts, Limited
Hyatt Hotels Corp.	Yum Brands, Inc.

In February 2015, our compensation consultant conducted a competitive review of the compensation elements and levels of our named executive officers using this peer group. As part of this review, our compensation consultant prepared and management provided the Committee with total compensation summaries and tally sheets for the named executive officers together with related peer group data. The objectives of the compensation review were to compare for consistency the compensation of our executives to that of similarly-situated executives and ensure that our compensation practices and elements are consistent with our Total Compensation Strategy.

Our compensation consultant's review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, time-based long-term incentive compensation, total cash compensation and total compensation. Compensation levels were obtained for the peer group median, average, 25th and 75th percentiles for each compensation element at target level performance (excluding for this purpose premium levels of performance under our annual and long-term incentive compensation programs) to provide an understanding of our compensation practices against competitive pay practices.

Using this competitive review and consistent with our Total Compensation Strategy, we broadly target total compensation (consisting of base salary, annual incentive compensation and long-term incentive compensation) to be consistent with the market median but may approach the 75th percentile of the peer group. However, the Committee does not view this benchmark as a rigid standard. While the Committee conducts this review, it views benchmarking simply as one factor in making compensation decisions for our named executive officers as it does not account for factors such as past performance, future potential, recruiting and retention needs, succession planning, experience or scope of responsibility. As a result, our named executive officers' target compensation opportunities as well as actual total compensation may be above or below targeted levels based on these factors. The Committee's review of peer group data in 2015 confirmed that actual total compensation paid to our named executive officers was consistent with or below the 75th percentile based on strong operating performance and aligned with our Total Compensation Strategy benchmark.

On an annual basis our compensation consultant also reviews the general framework and elements of our executive compensation program. Based on this review, our compensation consultant advised management and the Committee that the elements of compensation that we provide our named executive officers are consistent with the compensation elements provided by our peer group companies. As part of this review, our compensation consultant prepared tally sheets for each named executive officer. In addition to reviewing market data, the Committee reviews these tally sheets which identify the value of each compensation element, including base salary, annual incentive compensation, long-term incentive compensation, benefits and the value of severance and change-in-control payments under various termination and change-in-control scenarios.

Reviewing the tally sheets helps the Committee to balance the various compensation elements so that no single element is too heavily weighted and there is an appropriate mix between fixed and variable compensation and short-term and long-term compensation to ensure alignment with our Total Compensation Strategy. As each compensation element has different objectives as discussed below, Committee review and determinations with respect to one element generally do not influence decisions regarding the other elements to the extent total compensation is consistent with our Total Compensation Strategy. Given the significant scope and responsibilities of our CEO, which are greater than those of our other named executive officers, the Committee believes any differences between the individual compensation elements and the total compensation of our CEO and the other named executive officers are appropriate.

Base Salary

Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income. For 2015 base salary merit increases, management provided the Committee with a market assessment of annual salary increases utilizing external market data from World at Work, Aon Hewitt, Towers Watson and Mercer annual salary increase surveys. We based the 2015 merit increases on this market analysis and a review of the 2014 individual performance of the named executive officers. To review the individual performance of our named executive officers, senior management (or in the case of our CEO, the Committee) reviews the executives' individual contributions and personal leadership together with their performance on corporate or business unit strategic objectives including business development, business drivers and cost reduction initiatives.

In February 2015, the Committee approved 2015 base salary merit increases for each of our named executive officers that were effective February 21, 2015 based on their performance evaluations and maintaining market competitiveness. For 2015, we paid our named executive officers the base salaries listed in the Summary Compensation Table below.

Annual Incentive Compensation

Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive our short-term financial and operating performance and thus create value for our shareholders.

In February 2015, management recommended and the Committee approved a combination of factors to determine potential 2015 annual incentive compensation for our named executive officers including actual total company (corporate) and/or business unit Earnings Before Interest and Taxes (EBIT), as adjusted, a standard measure of our profitability, as measured against target EBIT established at the beginning of the plan year, and a target award opportunity generally expressed as a percentage of the executive's base salary. An executive's annual incentive compensation may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance. The maximum annual incentive award opportunity for our named executive officers under the annual incentive compensation program is 150% of the target award opportunity.

The EBIT targets set for the corporation and its business units are recommended by management subject to approval by the Committee and are based on operating budgets that reflect our strategic plan. EBIT may be adjusted to reflect potential unusual events and items such as restructuring costs and impairments specified at the outset of the performance period. Consistent with our Total Compensation Strategy, we believe that the EBIT targets set appropriate goals for our executives to achieve earnings growth and create shareholder value. We further believe that using our annual incentive compensation program to provide incentives to our named executive officers to exceed the EBIT targets and accomplish our strategic objectives is an important tool to implement our Total Compensation Strategy.

Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established EBIT targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive's individual contributions and personal leadership together with their performance on corporate or business unit strategic objectives, business drivers, business development and other initiatives as applicable. If based on this review, the executive's performance did not meet expectations, the Committee may use its discretion to deny or adjust downward the executive's annual incentive compensation award.

Under our 2015 annual incentive program, the pre-established performance tiers ranged from 97% up to 106.0% of the EBIT target for the corporation and each business unit, with corresponding payout levels ranging, respectively, from 25% of the target award opportunity up to a maximum of 150% of the target award opportunity. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the 150% maximum payout. Performance achievement below 97% of the EBIT target for the corporation or a business unit results in no payout with respect to any portion of the award based on such corporate or specific business unit's performance.

For 2015, the corporate EBIT target was $1.03 billion and actual adjusted corporate EBIT was $1.11 billion or 107.6% of the target. Annual incentive compensation paid to Mr. Holmes and Mr. Conforti was weighted 100% on the corporate results. The Committee reviewed the corporate results together with Mr. Holmes' individual performance and determined that he receive 2015 annual incentive compensation at 150% of target. Management reviewed the corporate results together with Mr. Conforti's individual performance and recommended to the Committee that he receive 2015 annual incentive compensation at 150% of target.

For 2015, the Wyndham Hotel Group EBIT target was $284.3 million and actual Wyndham Hotel Group adjusted EBIT was $304.7 million or 107.2% of the target. Annual incentive compensation paid to Mr. Ballotti was weighted 25% on the corporate results and 75% on Wyndham Hotel Group results. Management reviewed the Wyndham Hotel Group and corporate results together with Mr. Ballotti's individual performance and recommended to the Committee that he receive 2015 annual incentive compensation at 150% of target.

For 2015, the Wyndham Vacation Ownership EBIT target was $628.5 million and actual Wyndham Vacation Ownership adjusted EBIT was $666.6 million or 106.1% of the target. Annual incentive compensation paid to Mr. Hanning was weighted 25% on the corporate results and 75% on the Wyndham Vacation Ownership results. Management reviewed the Wyndham Vacation Ownership and corporate results together with Mr. Hanning's individual performance and recommended to the Committee that he receive 2015 annual incentive compensation at 150% of target.

For 2015, the Wyndham Destination Network EBIT target was $280.9 million and actual Wyndham Destination Network adjusted EBIT was $298.7 million or 106.4% of target. Annual incentive compensation paid to Ms. Mandel was weighted 25% on the corporate results and 75% on Wyndham Destination Network results. Management reviewed the Wyndham Destination Network and corporate results together with Ms. Mandel's individual performance and recommended to the Committee that she receive 2015 annual incentive compensation at 150% of target.

The Non-Equity Incentive Plan column of the Summary Compensation Table below lists the annual incentive compensation we paid our named executive officers for 2015.

Long-Term Incentive Compensation

Consistent with our Total Compensation Strategy, we provide our named executive officers with long-term incentive compensation to create incentives to achieve share price appreciation and encourage retention. Accordingly, 2015 long-term incentive compensation for our named executive officers focused on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation is granted under our 2006 Equity and Incentive Plan. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions. Additionally, due to the large portion of our named executive officers' total target compensation that is attributable to long-term incentive compensation, our compensation consultant and the Committee reviewed long-term incentive amounts exclusive of our long-term incentive plan (LTIP) modifier awards against peer data and confirmed general consistency with our Total Compensation Strategy.

Management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. For 2015, the aggregate budget was allocated based on the relative number of eligible executives in corporate services and the business units. Long-term incentive compensation is then recommended by management (other than for our CEO, which is determined by the Committee) and granted by the Committee to the named executive officers based on individual performance review, tenure, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include corporate or business unit results of operations, achievement of strategic objectives and leadership characteristics.

Based on these factors, the Committee determined our CEO's 2015 annual long-term incentive award to be in the form of 25% SSARs and 75% RSUs plus an LTIP modifier in the form of PVRSUs. For our other named executive officers, annual long-term incentive awards were granted in the form of RSUs plus an LTIP modifier in the form of PVRSUs. As discussed below, PVRSUs are viewed as a modifier of the annual long-term incentive awards because premium performance in excess of target must be achieved in order for any portion of the PVRSUs to be earned.

A SSAR represents the right to receive a number of shares of common stock equal in value to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the SSAR and provides the executive incentive to drive long-term share price appreciation.

A RSU represents the right to receive a share of our common stock on a set vesting date subject to continued employment and provides the executive incentive to drive share price appreciation while encouraging retention.

A PVRSU represents the right to receive a share of our common stock on a set vesting date subject to achievement of pre-established earnings per share performance goals and continued employment and provides the executive incentive to drive earnings growth and share price appreciation while encouraging retention.

The performance goals for our PVRSU awards are set by the Committee at levels that exceed our three-year projected target earnings per share established at the time of grant of the PVRSU award. Target earnings per share represents a level of earnings per share consistent with our projected operating budgets. Because PVRSU awards vest only if actual earnings per share, as adjusted, exceeds target earnings per share, the probable outcome with respect to these awards at the time of grant is that earnings per share in excess of target earnings per share will not be achieved and no PVRSUs will be earned. The Committee believes that the PVRSU performance goals are consistent with the Committee's intention of making the vesting of these awards contingent upon achieving exceptional growth in earnings per share that strongly benefits shareholders.

Vesting of PVRSUs is contingent upon achievement of the levels of performance specified below and where performance is achieved between these specified performance tiers the number of vested PVRSUs is interpolated. No shares vest unless our cumulative earnings per share performance exceeds 100% of target earnings per share at the end of the three-year performance period.

Performance Achievement as % of Cumulative EPS Target	Level of Vesting as % of Total PVRSUs
100%	0% of PVRSUs
102%	25% of PVRSUs
104%	50% of PVRSUs
106%	75% of PVRSUs
108%	100% of PVRSUs (maximum)

The total cost of PVRSUs is fully funded by achievement of the earnings per share performance goals, which represent premium levels of earnings growth. The earnings per share results may be adjusted to reflect potential unusual events and items such as restructuring costs and impairments specified at the outset of the performance period. Subject to achievement of performance tiers, vesting occurs on the third anniversary of the grant date or later upon certification of results by the Committee.

Consistent with the objectives described above, in February 2015, the Committee granted SSARs, RSUs and PVRSUs to Mr. Holmes and RSUs and PVRSUs to each of our other named executive officers in the amounts listed in the Grants of Plan-Based Awards Table below.

In 2013, PVRSU awards were granted to our named executive officers covering a three-year performance period including years 2013, 2014 and 2015. In February 2016, these PVRSU awards vested at the maximum level due to earnings per share growth that exceeded 108% of the three-year cumulative earnings per share target.

The 2015 Outstanding Equity Awards at Fiscal Year End Table provides additional information regarding the results of our 2013 PVRSU awards and performance through 2015 year end with respect to outstanding PVRSU awards granted in 2014 and 2015.

Perquisites

We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

In February 2015, management provided the Committee with and the Committee reviewed a market assessment of competitive perquisite practices utilizing widely available market data publications from Aon Hewitt and other compensation consultants. Based on this information, the Committee found our 2015 executive perquisites to be consistent with market practices.

In February 2015, the Committee approved perquisites for the named executive officers including a leased automobile and financial planning services. For certain perquisites, the named executive officers other than Mr. Holmes receive a tax gross-up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. In February 2015, Mr. Holmes requested that he no longer receive tax gross-up payments on perquisites. As permitted under his employment agreement, for 2015 we provided Mr. Holmes with personal use of company aircraft for which we imputed income without a tax gross-up. The All Other Compensation Table below lists compensation attributable to perquisites provided to the named executive officers for 2015.

Deferred Compensation Plans

Officer Deferred Compensation Plan.    Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary and annual incentive compensation. The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant's entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed below in the Nonqualified Deferred Compensation Table.

401(k) Plan.    We provide all employees, including our named executive officers, with a 401(k) plan. Our 401(k) plan permits named executive officers to defer base salary. We provide named executive officers and other participants a company match of base salary contributed up to 6% of base salary. The company match is 100% vested.

Savings Restoration Plan.    We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (Code), under our 401(k) plan, but there are no matching contributions for these deferrals. None of our named executive officers have a balance under our Savings Restoration Plan.

Severance Arrangements

The employment agreements of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation as well as accelerated vesting of specified long-term incentive grants, and in the case of PVRSUs, vesting based on performance during a specified period, if the executive's employment is terminated without cause or for a constructive discharge. These payments and terms are discussed below under Agreements with Named Executive Officers and Potential Payments on Termination or Change-in-Control.

The severance terms for the named executive officers were established in connection with their employment agreements consistent with peer group market practices and data provided by our compensation consultant. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive's current income and therefore are independent of the peer group data review.

Change-in-Control Arrangements

In the event of a change-in-control of Wyndham Worldwide, the named executive officers receive cash severance payments only if their employment is terminated without cause or for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term incentive compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers' change-in-control arrangements are discussed below under Agreements with Named Executive Officers and Potential Payments on Termination or Change-in-Control.

The change-in-control terms for the named executive officers were established in connection with their employment agreements consistent with peer group market practices and data provided by our compensation consultant. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers' current income and therefore are independent of the annual peer group data review.

Executive Officer Stock Ownership Guidelines

Our Executive Officer Stock Ownership Guidelines are intended to align further the financial interests of executive officers with the interests of shareholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 4 times base salary and Business Unit CEO and our CFO: 2 times base salary. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PVRSUs. As of December 31, 2015, all of the named executive officers exceeded these stock ownership requirements.

Policy Against Hedging and Pledging of Company Stock

Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Wyndham Worldwide securities. These persons are also prohibited under this policy from pledging Wyndham Worldwide securities as collateral for personal loans, including holding Wyndham Worldwide securities in margin accounts.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE

The Right Honourable Brian Mulroney (Chair)
Myra J. Biblowit
Pauline D.E. Richards

2015 Summary Compensation Table

The following table describes compensation paid to our named executive officers for 2015, 2014 and 2013.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)

Stephen P. Holmes	2015	1,595,784	--	5,625,000	1,875,000	4,787,353	1,089,170	14,972,307

Chairman and Chief Executive Officer	2014	1,500,008	--	5,437,500	1,812,500	4,260,022	1,101,861	14,111,891

	2013	1,451,932	--	5,250,000	1,750,000	4,268,679	818,321	13,538,932

Geoffrey A. Ballotti	2015	737,696	--	2,700,000	--	1,106,545	424,728	4,968,969

President and Chief Executive Officer,	2014	684,230	--	2,600,000	--	956,636	409,529	4,650,395

Wyndham Hotel Group	2013	654,237	--	2,500,000	--	922,474	246,725	4,323,436

Franz S. Hanning	2015	794,824	--	2,700,000	--	1,350,000	373,411	5,218,235

President and Chief Executive Officer,	2014	739,242	--	2,700,000	--	1,332,000	359,156	5,130,398

Wyndham Vacation Ownership	2013	710,027	--	2,500,000	--	1,194,000	202,402	4,606,429

Gail Mandel	2015	556,935	--	2,000,000	--	835,403	134,500	3,526,838

President and Chief Executive Officer,	--	--	--	--	--	--	--	--

Wyndham Destination Network	--	--	--	--	--	--	--	--

Thomas G. Conforti	2015	731,543	--	2,700,000	--	1,097,315	443,050	4,971,908

Executive Vice President and	2014	652,620	--	2,600,000	--	926,720	389,424	4,568,764

Chief Financial Officer	2013	625,202	--	2,400,000	--	919,047	341,124	4,285,373

(a)
Represents the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 19 to our 2015 audited financial statements of our annual report on Form 10-K filed with the SEC on February 12, 2016.

No grant date fair value is attributable to PVRSU awards under ASC 718 due to the fact that no amount will be earned under these awards at target performance. Performance results must exceed 100% of target performance in order for any PVRSUs to be earned and must meet 108% of target performance in order for the maximum number of PVRSUs to be earned. The grant date fair value of PVRSU awards granted in 2015 assuming maximum achievement of performance goals would be as follows: Mr. Holmes, $5,625,000; Mr. Ballotti, $1,350,000; Mr. Hanning, $1,350,000; Ms. Mandel, $1,000,000; and Mr. Conforti, $1,350,000.

The actual value realized by each individual with respect to PVRSU awards will depend on the number of shares earned based on our actual performance over the cumulative three-year performance period measured against the performance goals established at the time of grant. The Outstanding Equity Awards at 2015 Fiscal Year-End Table below provides information on PVRSU awards made in 2013, 2014 and 2015 based on performance through December 31, 2015.

(b)
For 2015, represents annual incentive compensation for 2015 paid in 2016. For 2014, represents annual incentive compensation for 2014 paid in 2015. For 2013, represents annual incentive compensation for 2013 paid in 2014.

(c)
See All Other Compensation Table below for a description of compensation included in this column.

2015 All Other Compensation Table

The All Other Compensation column in the Summary Compensation Table above includes the following for 2015.

	Mr. Holmes ($)	Mr. Ballotti ($)	Mr. Hanning ($)	Ms. Mandel ($)	Mr. Conforti ($)
Personal use of company aircraft (a)	101,121	--	--	--	--
Company automobile (b)	21,706	20,518	21,078	16,961	21,842
Financial planning services (c)	15,000	11,255	11,255	7,895	11,255
401(k) company match	--	15,198	15,900	15,900	15,900
Deferred compensation company match	382,988	110,654	47,803	33,416	109,731
Dividends (d)	541,387	234,506	259,216	29,116	233,444
Executive medical/annual physical (e)	26,968	7,000	--	10,000	26,968
Aggregate tax gross-up (f)	--	25,597	18,159	21,212	23,910
Total	1,089,170	424,728	373,411	134,500	443,050

(a)
The value shown for personal use of company aircraft is the aggregate incremental cost to Wyndham Worldwide of such use based on the average variable operating cost per hour flown which includes fuel costs, repositioning, landing and parking fees, catering expenses and associated air crew lodging and related expenses. Fixed costs that do not change based on usage such as crew salaries, insurance and maintenance are not included.

(b)
Aggregate incremental cost to us of automobile benefit calculated as the aggregate company payment less any executive contribution. The amounts for company payment include insurance and other charges and exclude tax gross-up described below.

(c)
Amounts exclude tax gross-up described below.

(d)
Dividends paid on vesting of RSUs and PVRSUs.

(e)
Aggregate incremental cost to us of annual physical exams for our named executive officers as well as insurance premiums paid in connection with executive medical benefits.

(f)
In February 2015, Mr. Holmes requested that he no longer receive tax-gross up payments on perquisites. Aggregate tax gross-up for our other named executive officers consisted of the following: Mr. Ballotti, automobile, $19,537 and financial planning, $6,060; Mr. Hanning, automobile, $14,092 and financial planning, $4,067; Ms. Mandel, automobile, $16,961 and financial planning, $4,251; and Mr. Conforti, automobile, $17,850 and financial planning, $6,060.

2015 Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to the named executive officers in 2015.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)		Options (#)		Awards ($/Sh)	Awards ($)

Mr. Holmes	2/26/15							61,267	(b)				5,625,000

	2/26/15									101,078	(c)	91.81	1,875,000

	2/26/15				1	--	61,267						0

	(d)	772,500	3,090,000	4,635,000

Mr. Ballotti	2/26/15							29,408	(b)				2,700,000

	2/26/15				1	--	14,704						0

	(d)	178,750	715,000	1,072,500

Mr. Hanning	2/26/15							29,408	(b)				2,700,000

	2/26/15				1	--	14,704						0

	(d)	225,000	900,000	1,350,000

Ms. Mandel	2/26/15							21,784	(b)				2,000,000

	2/26/15				1	--	10,892						0

	(d)	135,000	540,000	810,000

Mr. Conforti	2/26/15							29,408	(b)				2,700,000

	2/26/15				1	--	14,704						0

	(d)	178,750	715,000	1,072,500

(a)
Represents the potential range of PVRSUs that may be earned under our 2015 long-term incentive program for above target performance. Target performance represents a level of earnings per share performance consistent with our projected operating budgets and no shares will be earned pursuant to these awards unless our earnings per share performance exceeds target performance at the end of the cumulative three-year performance period. Vesting of the PVRSUs is contingent upon achievement of premium levels of adjusted earnings per share performance over a cumulative three-year period as follows: 100% of PVRSUs (maximum) will vest if premium performance of 108% of target performance is achieved, 75% will vest if premium performance of 106% of target performance is achieved, 50% will vest if premium performance of 104% of target performance is achieved, 25% will vest if premium performance of 102% of target performance is achieved and 0% will vest if performance is at or below 100% of target performance. Where premium performance is achieved between the specified performance tiers the number of vested PVRSUs is interpolated.

The actual number of PVRSUs earned pursuant to these awards will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goal established at the time of grant as adjusted. PVRSUs, if earned, convert to our common stock on a one-for-one basis.

(b)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2015.

(c)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2015. Number of SSARs calculated by dividing the grant date fair value by the fair value of such rights on the date of grant as determined using the Black-Scholes formula. A discussion of the assumptions used in calculating the fair value of such rights may be found in Note 19 to our 2015 audited financial statements of our annual report on Form 10-K filed with the SEC on February 12, 2016.

(d)
Represents potential threshold, target and maximum annual incentive compensation for 2015. Amounts actually paid for 2015 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

Under our 2006 Equity and Incentive Plan, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are credited for unvested RSUs and are paid in cash on vesting. Dividends credited with respect to unvested PVRSUs are paid in cash on vesting only to the extent the underlying shares are earned based on achievement of premium performance targets.

Outstanding Equity Awards at 2015 Fiscal Year-End Table

The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2015.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested
	Exercisable	Unexercisable		($)		(#)		($)(a)	(#)		($)(a)

Mr. Holmes	179,726			31.85	08/01/16

	144,341			22.84	02/24/16

	122,549			30.61	02/24/17

	73,337	24,446	(b)	44.57	03/01/18

	43,903	43,904	(c)	60.24	02/28/19

	22,255	66,767	(d)	72.97	02/27/20

	0	101,078	(e)	91.81	02/26/21

						25,241	(f)	1,833,759

						43,576	(g)	3,165,796

						55,888	(h)	4,060,263

						61,267	(i)	4,451,048

									87,151	(j)	6,331,520

									74,516	(k)	5,413,587

									61,267	(l)	4,451,048

Mr. Ballotti						12,340	(f)	896,501

						20,750	(g)	1,507,488

						26,724	(h)	1,941,499

						29,408	(i)	2,136,491

									20,750	(j)	1,507,488

									17,815	(k)	1,294,260

									14,704	(l)	1,068,246

Mr. Hanning						14,023	(f)	1,018,771

						20,750	(g)	1,507,488

						27,751	(h)	2,016,110

						29,408	(i)	2,136,491

									20,750	(j)	1,507,488

									18,500	(k)	1,344,025

									14,704	(l)	1,068,246

Ms. Mandel						1,823	(f)	132,441

						2,781	(g)	202,040

						6,167	(h)	448,033

						21,784	(i)	1,582,608

									1,390	(j)	100,984

									2,055	(k)	149,296

									10,892	(l)	791,304

Mr. Conforti						12,340	(f)	896,501

						19,920	(g)	1,447,188

						26,724	(h)	1,941,499

						29,408	(i)	2,136,491

									19,920	(j)	1,447,188

									17,815	(k)	1,294,260

									14,704	(l)	1,068,246

(a)
Calculated using closing price of our common stock on the New York Stock Exchange on December 31, 2015 of $72.65.
(b)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2012.
(c)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2013.
(d)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2014.
(e)
Grant of SSARs, which vest ratably over a period of four years on each anniversary of February 27, 2015.
(f)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2012.
(g)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2013.
(h)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2014.
(i)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2015.
(j)
Grant of PVRSUs which vested following the conclusion of a three-year performance period ending on December 31, 2015 based on three-year cumulative earnings per share as measured against the pre-established performance tiers as adjusted. Amount reported represents the number of shares earned based on actual performance. These shares were paid to our named executive officers following the Committee's certification of performance achievement in February 2016.
(k)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31, 2016 based on actual three-year cumulative earnings per share as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2015 and represents the maximum number of shares which may be earned.
(l)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31, 2017 based on actual three-year cumulative earnings per share as measured against the pre-established performance tiers. Amount reported is based on performance through December 31, 2015 and represents 50% of the maximum number of shares which may be earned.

2015 Option Exercises and Stock Vested Table

The following table summarizes exercises of SSARs and vesting of RSUs and PVRSUs by the named executive officers in 2015.

	Option Awards			Stock Awards

Name	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Holmes				2/27/15	99,348	9,088,355

				3/1/15	67,309	6,334,450
Mr. Ballotti				2/27/15	47,957	4,387,106

				3/1/15	24,680	2,322,635
Mr. Hanning				2/27/15	51,616	4,721,832

				3/1/15	28,045	2,639,315
Ms. Mandel				2/27/15	7,718	706,043

				3/1/15	1,822	171,468
Mr. Conforti				2/27/15	47,542	4,349,142

				3/1/15	24,680	2,322,635

(a)
Amounts in this column reflect the number of shares vested multiplied by the closing market price per share on the vesting date (or the next trading day if the vesting date fell on a date on which there was no trading on the New York Stock Exchange) as follows: February 27, 2015, $91.48 and March 2, 2015, $94.11. Shares vested on March 1, 2015 are PVRSUs granted in 2012 which vested at maximum based on performance achievement in excess of 108% of target performance.

2015 Nonqualified Deferred Compensation Table

The following table provides information regarding 2015 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers have a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2015 ($)(a)	Company Contributions in 2015 ($)(b)	Aggregate Earnings in 2015 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/15 ($)(d)
Mr. Holmes	382,988	382,988	(96,880)	--	9,640,388
Mr. Ballotti	110,654	110,654	152,482	--	1,660,564
Mr. Hanning	47,803	47,803	(10,514)	--	659,011
Ms. Mandel	33,416	33,416	(4,450)	61,203	252,446
Mr. Conforti	109,731	109,731	14,011	--	954,561

(a)
All amounts are reported as 2015 compensation in the Summary Compensation Table above. Includes amounts applicable to 2015 annual incentive compensation paid in 2016.

(b)
All amounts are reported as 2015 compensation in the All Other Compensation Table above. Includes amounts applicable to 2015 annual incentive compensation paid in 2016.

(c)
Represents gains or losses in 2015 on investment of aggregate balance.

(d)
Includes amounts that were reported as compensation since 2006 as follows: Mr. Holmes, $3,888,464; Mr. Ballotti, $898,405; Mr. Hanning, $495,842; Ms. Mandel, $66,832; and Mr. Conforti, $640,437.

Our Officer Deferred Compensation Plan is described above under Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive's investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2015, we offered a choice of investment options including our common stock and money market, debt, equity and lifecycle funds.

Agreements with Named Executive Officers

The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under Potential Payments on Termination or Change-in-Control.

Mr. Holmes

Employment Agreement.    In July 2006, we entered into an employment agreement with Mr. Holmes with a term expiring in July 2009, which term automatically extended to July 2010 pursuant to the terms of the agreement. In December 2008 and December 2012, we executed amendments to the agreement intended to either exempt payments and benefits under the agreement from or comply with Section 409A of the Code.

In November 2009, we executed an amendment to Mr. Holmes' agreement which extended the term of his employment from July 2010 to July 2013. The amendment provides that the failure to extend Mr. Holmes' period of employment or to enter into a new employment agreement with him upon the expiration of his employment term will constitute a constructive discharge under his agreement. In addition, the amendment provides that in the event of a constructive discharge or a without cause termination, Mr. Holmes is entitled to a lump sum payment equal to 299% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation paid to him for any of the three years immediately preceding the year in which his termination occurs, provided that in no event will the annual incentive compensation portion exceed 200% of his then-current base salary.

The amendment also eliminates Mr. Holmes' right to elect to terminate employment and receive severance solely upon the occurrence of a change-in-control and eliminates his right to receive a gross-up in the event an excise tax under Section 4999 of the Code is triggered under his agreement. As amended, his employment agreement provides that in the event Section 4999 of the Code is triggered, his compensation will be reduced to $1 below the threshold that triggers excise taxes under the Code, but only to the extent that the net after-tax amount received after the reduction is higher than what he would receive if he paid the applicable excise and related taxes.

In May 2013, we executed an amendment that extended the term of Mr. Holmes' employment for a period of two years from July 2013 to July 2015. The amendment also included a provision clarifying the vesting of performance-based equity awards upon specified termination events. In May 2015, we executed an amendment that extended the term of Mr. Holmes' employment until July 31, 2017.

Mr. Holmes' agreement provides for a minimum base salary of $1 million, annual incentive compensation with a target amount equal to 200% of his base salary subject to meeting performance goals, grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our executive officers. The agreement provides Mr. Holmes and his dependents with medical, dental and life insurance benefits through the end of the year during which he reaches age 75, subject to Mr. Holmes' payment of required employee contributions.

Mr. Holmes' agreement provides that if his employment with us is terminated by us without cause or due to a constructive discharge, death or disability, all of his then-outstanding equity awards will fully vest (subject to performance conditions in the case of performance-based equity awards) and, as applicable, remain exercisable for varying periods as described in the agreement. The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for two years after termination of employment.

Mr. Ballotti

Employment Agreement.    In March 2008, we entered into an employment agreement with Mr. Ballotti with a term expiring in March 2011. In December 2008, we executed an amendment to the agreement intended to either exempt payments and benefits under the agreement from or comply with Section 409A of the Code. In December 2009, we executed an amendment intended to clarify certain terms regarding the amount of Mr. Ballotti's severance benefit provided under the agreement to address Section 162(m) of the Code. In February 2011, we executed an amendment that extended the term of Mr. Ballotti's employment from March 2011 to March 2014. In March 2014, we executed an amendment that reflected Mr. Ballotti's new title following his transition from CEO of our destination network business to CEO of our hotel group business and extended the term of Mr. Ballotti's employment from March 2014 to March 2017.

The agreement, as amended, provides for a minimum base salary of $550,000, annual incentive compensation with a target amount equal to 100% of base salary subject to meeting performance goals, annual long-term incentive compensation as determined by the Compensation Committee, relocation assistance and participation in employee benefit plans and perquisite programs generally available to our executive officers.

Under the agreement, if Mr. Ballotti's employment is terminated by us without cause or due to a constructive discharge, he will receive a lump sum payment equal to 200% of his then-current base salary plus an amount equal to the highest annual incentive compensation paid to Mr. Ballotti for any of the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of his then-current base salary).

In the event of a without cause or constructive discharge termination, all of Mr. Ballotti's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following termination and the original expiration date of the awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Ballotti was employed plus twelve months (or if less, the entire performance period).

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if his employment terminates after the expiration of his employment agreement and for two years following termination if his employment terminates before the expiration of his employment agreement.

Mr. Hanning

Employment Agreement.    In November 2009, we entered into an employment agreement with Mr. Hanning with a term expiring in August 2011. In February 2011, we executed an amendment to the agreement which increased Mr. Hanning's target annual incentive opportunity and extended the term of Mr. Hanning's employment from August 2011 to August 2014. In March 2013, we executed an amendment which increased Mr. Hanning's annual base salary rate and target annual incentive opportunity. In February 2014, we executed an amendment which increased Mr. Hanning's target annual incentive opportunity. In May 2014, we executed an amendment that extended the term of Mr. Hanning's employment from August 2014 to August 2017.

The agreement, as amended, provides for a minimum base salary of $715,000, annual incentive compensation with a target amount equal to $900,000 subject to meeting performance goals, grants of long-term incentive awards on terms as determined by the Compensation Committee, employee benefits and perquisites generally available to our executive officers and continuation of life insurance coverage in effect prior to entering into his employment agreement.

Under the agreement, if Mr. Hanning's employment is terminated by us without cause or due to a constructive discharge, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation paid to Mr. Hanning for any of the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed $900,000).

In the event of a without cause or constructive discharge termination, all of Mr. Hanning's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such award that is a stock option or stock appreciation right will remain exercisable until the earlier of two years following termination and the original expiration date of such award. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Hanning was employed plus twelve months (or if less, the entire performance period). In the event his employment terminates due to death or disability, in addition to earned but unpaid compensation, Mr. Hanning or his estate as applicable would be entitled to a prorated annual incentive award if any with respect to the year of termination.

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for two years after termination of employment. However, if Mr. Hanning's employment terminates due to the expiration of the period of employment and Mr. Hanning has complied with his obligations under his employment agreement, then Mr. Hanning will not be subject to the non-competition covenants following such expiration unless we exercise our right to subject Mr. Hanning to such obligations for one year following such expiration by paying Mr. Hanning an amount equal to his then-current base salary plus an amount equal to the highest annual incentive compensation paid to Mr. Hanning for any of the three years immediately preceding the year in which his employment is terminated but in no event will the annual incentive compensation portion exceed $900,000.

Ms. Mandel

Employment Agreement.    In November 2014, we entered into an agreement with Ms. Mandel with a term expiring in November 2017.

The agreement provides for a minimum base salary of $520,000, annual incentive compensation with a target amount equal to 100% of her base salary subject to meeting performance goals, annual long-term incentive compensation on terms as determined by the Compensation Committee and employee benefits and perquisites generally available to our executive officers. For 2015, pursuant to the agreement, Ms. Mandel was entitled to an annual long-term incentive award in the form of RSUs with a grant date fair value of $1,500,000 and an LTIP modifier award with a grant date fair value equal to $750,000.

Under the agreement, if Ms. Mandel's employment is terminated by us without cause or due to a constructive discharge, she will be entitled to a lump-sum payment equal to 200% of the sum of her then-current base salary plus an amount equal to the highest annual incentive compensation award paid to Ms. Mandel with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of her then-current base salary), plus any annual incentive compensation award earned but unpaid for a prior fiscal year.

In the event of a without cause or constructive discharge termination, all of Ms. Mandel's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following termination and the original expiration date of the awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Ms. Mandel was employed plus twelve months (or if less, the entire performance period).

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if her employment terminates after the expiration of her employment agreement, and for two years following termination if her employment terminates before the expiration of her employment agreement.

Mr. Conforti

Employment Agreement.    In September 2009, we entered into an agreement with Mr. Conforti with a term expiring in September 2012. In May 2012, we executed an amendment to the agreement that extended the term of Mr. Conforti's employment from September 2012 to September 2015. In August 2015, we executed an amendment to the agreement that extended the term of Mr. Conforti's employment from September 2015 to September 2018.

The agreement provides for a minimum base salary of $525,000, annual incentive compensation with a target amount equal to 100% of his base salary subject to meeting performance goals, annual long-term incentive compensation on terms as determined by the Compensation Committee, relocation assistance and employee benefits and perquisites generally available to our executive officers.

Under the agreement, if Mr. Conforti's employment is terminated by us without cause or due to a constructive discharge, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus an amount equal to the highest annual incentive compensation award paid to Mr. Conforti with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed 100% of his then-current base salary, and in the event of a termination during the three years following the effective date, such amount will be $525,000).

In the event of a without cause or constructive discharge termination, all of Mr. Conforti's then-outstanding time-based equity awards that would otherwise vest within one year following termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following termination and the original expiration date of the awards. Any then-outstanding performance-based long-term incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based on the portion of the performance period during which Mr. Conforti was employed plus twelve months (or if less, the entire performance period).

The agreement provides for customary restrictive covenants including non-competition and non-solicitation covenants effective during the period of employment and for one year following termination if his employment terminates after the expiration of his employment agreement, and for two years following termination if his employment terminates before the expiration of his employment agreement.

Potential Payments on Termination or Change-in-Control

The following table describes the potential payments and benefits to which the named executive officers who are currently serving as executive officers would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2015.

Name	Termination Event	Cash Severance ($)(a)	Continuation of Medical Benefits (present value) ($)	Acceleration of Equity Awards ($)(b)	Total Termination Payments ($)(c)
Mr. Holmes	Voluntary Retirement, Resignation or Involuntary Termination	0	508,063	0	508,063

	Death or Disability	0	508,063	30,938,313	31,446,376

	Termination without Cause or Constructive Discharge	13,858,650	508,063	30,938,313	45,305,026

	Qualifying Termination Following Change-in-Control	13,858,650	508,063	30,938,313	45,305,026

Mr. Ballotti	Voluntary Retirement, Resignation or Involuntary Termination	0	N/A	0	0

	Death or Disability	0	N/A	10,351,971	10,351,971

	Termination without Cause or Constructive Discharge	2,860,000	N/A	6,345,469	9,205,469

	Qualifying Termination Following Change-in-Control	2,860,000	N/A	10,351,971	13,211,971

Mr. Hanning	Voluntary Retirement, Resignation or Involuntary Termination	0	N/A	0	0

	Death or Disability	0	N/A	10,598,618	10,598,618

	Termination without Cause or Constructive Discharge	3,340,000	N/A	6,542,350	9,882,350

	Qualifying Termination Following Change-in-Control	3,340,000	N/A	10,598,618	13,938,618

Ms. Mandel	Voluntary Retirement, Resignation or Involuntary Termination	0	N/A	0	0

	Death or Disability	0	N/A	3,406,704	3,406,704

	Termination without Cause or Constructive Discharge	2,160,000	N/A	1,556,236	3,716,236

	Qualifying Termination Following Change-in-Control	2,160,000	N/A	3,406,704	5,566,704

Mr. Conforti	Voluntary Retirement, Resignation or Involuntary Termination	0	N/A	0	0

	Death or Disability	0	N/A	10,231,372	10,231,372

	Termination without Cause or Constructive Discharge	2,860,000	N/A	6,255,020	9,115,020

	Qualifying Termination Following Change-in-Control	2,860,000	N/A	10,231,372	13,091,372

(a)
Cash severance payable upon a Qualifying Termination Following Change-in-Control assumes that the employment of the named executive officer was terminated on a change-in-control as a termination without cause or constructive discharge.

(b)
Calculated using closing price of our common stock on the New York Stock Exchange on December 31, 2015 of $72.65. Table assumes all unvested equity awards to which the executive would be entitled were settled on December 31, 2015.

  Upon a change-in-control, all grants made under our 2006 Equity and Incentive Plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved whether or not the executive's employment is terminated.

  Amounts reflected for Termination without Cause or Constructive Discharge include PVRSUs assuming maximum achievement which, if earned, would not be paid until following the completion of the cumulative three-year performance period based on actual performance and on a prorated basis on the portion of the performance period during which the named executive officer was employed plus service credit as defined by employment agreement (or if less, the entire performance period).

(c)
Amounts do not reflect whether any reduction in payments would apply in connection with golden parachute rules under Sections 280G and 4999 of the Code.

Accrued Pay.    The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation.    The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table above.

Covered Terminations.    The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers' employment agreement and our 2006 Equity and Incentive Plan.

•
A termination of an executive officer is for cause if it is for any of the following reasons: the executive's willful failure to substantially perform his or her duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive's conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive's gross negligence in the performance of his or her duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.

•
Subject to the individual employment agreements, an executive suffers a constructive discharge if any of the following occur: any material breach or failure by us to fulfill our obligations under the executive's employment agreement; any material reduction in base salary; or any material diminution to the executive's authority, duties or responsibilities. For Mr. Holmes, constructive discharge also includes our decision not to renew his employment agreement; a relocation of over thirty miles; if he no longer serves as our CEO or reports to the Board; or is not nominated for election to our Board.

•
A without cause termination occurs if the executive's employment is terminated by us other than due to death, disability or termination for cause. In addition, a without cause termination will also be deemed to have occurred for Mr. Holmes if an acquiring company does not agree to assume his employment agreement following a qualifying change-in-control or ownership.

Continuation of Medical Benefits.    Mr. Holmes' agreement provides Mr. Holmes and his dependents with medical benefits through the end of the year during which he reaches age 75, subject to Mr. Holmes' payment of required employee contributions, regardless of the termination event. The actuarial assumptions used to calculate continued medical benefits for Mr. Holmes include a discount rate of 4.34%; no mortality assumptions for Mr. Holmes, his spouse or children; and standard pre-retirement and post-retirement per capita costs for Mr. Holmes and his spouse and standard per capita costs for Mr. Holmes' children.

Acceleration of Equity Awards.    Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2006 Equity and Incentive Plan, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Worldwide or any of our subsidiaries is consummated with another company, our stockholders approve a plan of liquidation of the company or all or substantially all of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity's board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone.    For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive's employment is terminated.

Related Party Transactions

A member of Mr. Holmes's family currently serves as Director, Growth & Innovation of our destination network business. In 2015, this individual received total cash compensation consisting of base salary and incentive compensation of $132,612. All compensation and incentive awards were paid and awarded on a basis consistent with that applied to our other associates.

A member of Mr. Hanning's family is a member of a law firm which has provided and continues to provide services to our vacation ownership business. Fees and expenses paid for such services were approximately $293,996 in 2015 based on the firm's customary rates.

Another member of Mr. Hanning's family currently serves as an Executive Vice President, Sales of our vacation ownership business. This individual was hired in 1981, prior to Mr. Hanning's employment. In 2015, this individual received total cash compensation consisting of base salary, commission and incentive compensation of $770,398 and was granted 3,104 RSUs and 776 PVRSUs. All compensation and incentive awards were paid and awarded on a basis consistent with that applied to our other associates.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to cast a non-binding advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2015 compensation of our named executive officers.

Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

Executive Compensation Program

Total Compensation Strategy.    As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:

•
support a high-performance environment by linking compensation with performance

•
attract, motivate and retain key executives who are crucial to our long-term success

•
provide our executives with market competitive compensation consistent with comparable companies and

•
support a long-term focus for our executives that aligns their interests with the interests of our shareholders.

Program Highlights.    As discussed in the Compensation Discussion and Analysis under Our Executive Compensation Program and Governance Align with Shareholder Interests, we employ measures demonstrating our pay-for-performance approach and seek to ensure that our executive compensation program aligns with the interest of our shareholders including:

•
An annual incentive compensation program that requires achievement of rigorous, profitability-based performance metrics designed to incentivize high-performance and achievement of annual financial goals and thus create value for our shareholders.

•
Equity awards granted to our named executive officers under our long-term incentive plan constituting approximately 75% of their target annual total compensation aligning their interests with our shareholders.

•
A long-term incentive compensation program that includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of premium levels of adjusted earnings per share performance over a cumulative three-year period, and restricted stock units subject to multi-year vesting requirements, each designed to retain our executives and ensure that a significant portion of the executives' compensation is tied to long-term stock price performance.

Performance Highlights.    We believe our executive compensation program provides our named executive officers robust incentives designed to achieve exceptional strategic and financial performance. As discussed in the Compensation Discussion and Analysis under Strong Financial and Operational Performance for Shareholders, in 2015 our management team produced strong financial and operational results continuing a multi-year track record of delivering outstanding value to shareholders at the corporate level and across our business units.

 Recommendation for Approval

For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the company's shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2016. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee's appointment of Deloitte & Touche LLP as independent registered public accounting firm (auditor) for fiscal year 2016. The Audit Committee will consider the outcome of our shareholders' vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte & Touche LLP served as our auditor for 2015. No relationship exists between Deloitte & Touche LLP and us other than the usual relationship between auditor and client. Representatives of Deloitte & Touche LLP will be present at the annual meeting of shareholders and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure About Fees

The following table presents fees for professional audit services billed by Deloitte & Touche LLP for the integrated audit of our financial statements and internal control over financial reporting for the fiscal years ended December 31, 2015 and 2014 as well as fees billed for other services rendered by Deloitte & Touche LLP during those periods.

Type of Fees	2015	2014
Audit Fees	$7,290,692	$6,936,164
Audit-Related Fees	$1,054,313	$1,635,592
Tax Fees	$3,621,824	$5,633,742
All Other Fees	$426,117	$0

Total	$12,392,946	$14,205,498

In the above table, in accordance with the SEC's definitions and rules, audit fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for fiscal years 2015 and 2014, review of interim financial statements included in our Form 10-Qs for the quarters ended March 31, June 30 and September 30, 2015 and 2014 and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit-related fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Tax fees represent $3,386,511 in fees billed for tax advice and tax planning and $235,313 in fees for tax compliance which may include the preparation of tax returns, tax refund claims and/or tax payment planning. All other fees represent fees billed for any services not included in the first three categories and for 2015 include conducting operational examinations of property adherence with corporate brand standards, assessments of specific customer experience and consultation on corporate brand standards.

Pre-Approval of Audit and Non-Audit Services

Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte & Touche LLP the nature of the services being performed as well as considerations with respect to the independence of Deloitte & Touche LLP. On a quarterly basis, management and Deloitte & Touche LLP report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2015, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the 2016 annual meeting only if properly presented by or on behalf of the shareholder proponent. The Board of Directors has recommended a vote AGAINST the proposal for the reasons set forth below the proposal.

Shareholder Proposal Concerning Political Contributions Disclosure

We have been advised that one of our shareholders intends to present a proposal at the 2016 Annual Meeting of Shareholders. The shareholder proposal and supporting statement, for which the Board of Directors accepts no responsibility, are set forth below.

We will furnish the name, address and stock ownership of the proponent promptly upon receiving an oral or written request to our Corporate Secretary. For the reasons set forth in its Statement in Opposition immediately following this shareholder proposal, our Board of Directors does not support this proposal and urges you to vote AGAINST this proposal.

Shareholder Proposal

"Resolved, that the shareholders of Wyndham Worldwide, Inc. ("Wyndham" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.     Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.     Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

  a.
  The identity of the recipient as well as the amount paid to each; and

  b.
  The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 6 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of Wyndham Worldwide, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Publicly available records show that Wyndham contributed at least $162,000 in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

Meanwhile, Wyndham placed near the bottom of The 2015 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, which ranked the S&P 500, receiving a score of just 10 percent out of a possible 100 percent.

Relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. This proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Yum! Brands, Time Warner Inc., and Target Corp. that support political disclosure and accountability and present this information on their websites."

Board of Directors' Statement in Opposition to Shareholder Proposal

The Board has carefully considered this proposal and concluded that its adoption is unnecessary and would not be in the best interests of our shareholders for the reasons outlined below.

Importance of Participation in the Political Process.    Public policy issues have the potential to impact our business, our employees and the communities in which we operate. Therefore, we believe that in certain cases it may be appropriate and in the Company's best interest to participate in the political process to both protect and promote our business, our employees and these communities. In evaluating the best interest of the Company, we support candidates based on alignment of the political contribution with the Company's Business Principles; the merits of the organization, campaign and/or candidate; the value of the contribution; the good standing, quality and effectiveness of, and appropriateness of the Company's level of involvement with, the organization, campaign, and/or candidate; and the advice of legal counsel, compliance personnel and members of Company management.

Our Political Contribution Policy.    We maintain a political contribution policy (Policy), which is available at the Investors page of our website under the heading Corporate Governance at www.wyndhamworldwide.com. Our Policy summarizes our philosophy regarding corporate political contributions and other campaign expenditures, as well as the compliance process currently in place to ensure that the Company's political activities are lawful, properly disclosed and undertaken responsibly. Our Policy also provides a framework for internal oversight of our political activity whereby our Corporate Governance Committee, composed entirely of independent Directors, annually reviews our political activity, including all political contributions made with corporate funds, Company policy on political expenditures, payments to trade associations and similar tax-exempt organizations and the appropriate level of political engagement for the ensuing year. Political contributions made by the Company are also reviewed and approved by our Senior Vice President of Government Relations.

Our Political Contributions and Related Government Regulatory and Disclosure Requirements.    Because political contributions of all types are subject to extensive regulatory and public disclosure requirements, a comprehensive system of reporting and accountability for our political contributions already exists and public information is available to alleviate the concerns cited in this proposal. We are fully committed to complying with all applicable campaign finance laws and adhering to the highest standards of ethics in engaging in political activities.

Federal law currently prohibits corporations like Wyndham Worldwide from contributing to candidates for federal office, national party committees, federal accounts of state parties and most types of political action committees (PACs). Accordingly, we do not make such contributions. We also do not make any independent expenditures or pay for any electioneering communication, unless such contribution or expenditure is in the best interest of the Company.

State and local political contribution rules vary widely and need to be examined on a case-by-case basis when considering making a corporate or PAC donation to any state or local candidate, party committee, ballot initiative committee or other type of state or local political committee. In accordance with applicable state laws, any such contribution is required to be disclosed either by the recipient or by the donor. Accordingly, our state and local contributions are publicly available.

We also provide an opportunity for our employees to participate in the political process by joining the Wyndham Worldwide Corporation PAC (Wyndham-PAC). The Wyndham-PAC allows employees to pool their financial resources to support federal, state and local candidates, political party campaigns and PACs. The political contributions made by the Wyndham-PAC are funded entirely by the voluntary contributions of our employees and no corporate funds are used. Members of our senior management decide which candidates, campaigns and committees the Wyndham-PAC will support based on a nonpartisan effort to promote and protect the interests of our business, shareholders and employees. Federal law subjects the activities of the Wyndham-PAC to detailed registration and comprehensive disclosure requirements, which include filing reports with the Federal Election Commission. These reports are publicly available at www.fec.gov and include an itemization of the Wyndham-PAC's receipts and disbursements including any federal, state or local political contributions.

Trade Associations.    We participate in certain industry trade and similar organizations with purposes that include, but are not limited to, enhancement of the public image of the hospitality industry, education about that industry and issues which affect it and industry best practices and standards. We exercise no control over these organizations, which on some occasions may choose to exercise their right to engage in political activity. The vast majority of the organizations of which we are a member have no history of making political expenditures. In addition, because we are merely a single member of these organizations, most of which have many members, disclosure of our contributions to such organizations would be of little value. Our engagement with any particular association does not mean we agree with all policy positions of that association. We review these memberships annually to assess their business value and alignment with our business objectives and we will not support any trade association that spends significant resources working against our positions on public policy or our direct business interests.

Competitive Disadvantage.    We also believe that the disclosure requested in this proposal could place us at a competitive disadvantage by revealing our long-term strategies and priorities. Because parties with interests adverse to Wyndham Worldwide also participate in the political process, any unilateral disclosure above what is required by law and equally applicable to all parties engaged in public debate, could benefit those parties while harming our interests. We believe that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than Wyndham Worldwide alone, as the shareholder requests.

After careful consideration, our Board has concluded that the adoption of this proposal is unnecessary and would not be in the best interests of our shareholders for the reasons stated above. If adopted, we believe that the proposal would cause us to incur undue cost, administrative burden and competitive harm without commensurate benefit to our shareholders. Accordingly, we recommend that you vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE AGAINST
THE ADOPTION OF THE SHAREHOLDER PROPOSAL

Appendix A

Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2015
	As Reported	Acquisition Costs (a)			Restructuring Costs (c)		Asset Impairment (e)		Contract Termination (f)		Foreign Tax Credit (g)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$2,519	$			$		$		$		$		$2,519
Vacation ownership interest sales	1,604												1,604
Franchise fees	674												674
Consumer financing	427												427
Other	312												312

Net revenues	5,536		--			--		--		--		--	5,536

Expenses
Operating	2,461		(4)							(14)			2,443
Cost of vacation ownership interests	165												165
Consumer financing interest	74												74
Marketing and reservation	813												813
General and administrative	761												761
Asset impairment	7							(7)					--
Restructuring	6					(6)							--
Depreciation and amortization	234												234

Total expenses	4,521		(4)			(6)		(7)		(14)		--	4,490

Operating income	1,015		4			6		7		14		--	1,046
Other (income)/expense, net	(17)												(17)
Interest expense	125												125
Interest income	(9)												(9)

Income before income taxes	916		4			6		7		14		--	947
Provision for income taxes	304		(1	) (b)		2 (d)		2 (d)		6 (d)		26	339

Net income	$612		$5			$4		$5		$8		$(26)	$608

Earnings per share
Basic	$5.18		$0.04			$0.04		$0.04		$0.07		$(0.22)	$5.15
Diluted	5.14		0.04			0.04		0.04		0.07		(0.22)	5.11
Weighted average shares outstanding
Basic	118		118			118		118		118		118	118
Diluted	119		119			119		119		119		119	119

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)
Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015) at the Company's hotel group business.

(b)
Relates to (i) the tax effect of the adjustment and (ii) a valuation allowance established in connection with the acquisition of Dolce Hotels and Resorts.

(c)
Relates to costs incurred as a result of various organizational realignment initiatives across the Company and the reversal of a portion of restructuring reserves that were established in prior periods.

(d)
Relates to the tax effect of the adjustment.

(e)
Relates to a non-cash impairment charge at the Company's hotel group business related to the write-down of terminated in-process technology projects resulting from the decision to outsource the reservation system to a third-party provider.

(f)
Relates to costs associated with the anticipated termination of a management contract within the Company's hotel group business.

(g)
Relates to the release of a valuation allowance on foreign tax credits.

 Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Twelve Months Ended December 31, 2014
	As Reported	Executive Departure Costs (a)		Venezuela Currency Devaluation (c)		Legacy Adjustments (d)		VAT Adjustment (f)			Restructuring Costs (g)		Loss on Sale and Asset Impairments (h)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$2,431	$		$		$		$			$		$		$2,431
Vacation ownership interest sales	1,485														1,485
Franchise fees	632														632
Consumer financing	427														427
Other	306														306

Net revenues	5,281		--		--		--		--			--		--	5,281

Expenses
Operating	2,262				(10)										2,252
Cost of vacation ownership interests	171														171
Consumer financing interest	71														71
Marketing and reservation	802														802
General and administrative	755		(4)				1		2						754
Loss on sale and asset impairments	35													(35)	--
Restructuring	11											(11)			--
Depreciation and amortization	233														233

Total expenses	4,340		(4)		(10)		1		2			(11)		(35)	4,283

Operating income	941		4		10		(1)		(2)			11		35	998
Other income, net	(7)														(7)
Interest expense	113								2						115
Interest income	(10)														(10)

Income before income taxes	845		4		10		(1)		(4)			11		35	900
Provision for income taxes	316		1 (b)		1 (b)		1 (e)		(2	) (b)		4 (b)		6 (b)	327

Net income	$529		$3		$9		$(2)		$(2)			$7		$29	$573

Earnings per share
Basic	$4.22		$0.02		$0.07		$(0.01)		$(0.02)			$0.06		$0.23	$4.57
Diluted	4.18		0.02		0.07		(0.01)		(0.02)			0.06		0.23	4.53
Weighted average shares outstanding
Basic	125		125		125		125		125			125		125	125
Diluted	127		127		127		127		127			127		127	127

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)
Related to costs associated with an executive's departure at the Company's hotel group business.

(b)
Relates to the tax effect of the adjustment.

(c)
Represents the devaluation of the official exchange rate of Venezuela at the Company's destination network business.

(d)
Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(e)
Relates to the reversal of a state tax accrual.

(f)
Relates to the reversal of a reserve for value-added taxes at the Company's destination network business.

(g)
Relates to (i) costs incurred as a result of organizational realignment initiatives at the Company's hotel group and destination network businesses, partially offset by (ii) the reversal of a portion of a restructuring reserve of $1 million established during the fourth quarter of 2013.

(h)
Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company's destination network business and (ii) a write-down of an investment in a joint venture at the Company's hotel group business.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the twelve months ended December 31,	2015		2014		2013		2012		2011		2010
Net income attributable to Wyndham shareholders	$612		$529		$432		$400		$417		$379
Reconciliation of Net income attributable to Wyndham shareholders to EBITDA
Net income/(loss) attributable to Wyndham shareholders	--		--		1		(1)		--		--
Income taxes	304		316		250		229		233		184
Depreciation	234		233		216		185		178		173
Interest expense	125		113		131		132		152		167
Interest income	(9)		(10)		(9)		(8)		(24)		(5)
Early extinguishment of debt	--		--		111		108		--		--

EBITDA	$1,266		$1,181		$1,132		$1,045		$956		$898
Acquisition costs	4	(a)	--		2	(a)	2	(a)	--		7	(a)
Restructuring costs	6	(b)	11	(b)	9	(b)	7	(b)	6	(b)	9	(b)
Asset impairments	7	(c)	15	(e)	8	(k)	8	(l)	57	(n)	--
Contract termination	14	(d)	--		--		--		--		--
Executive departure costs	--		4	(f)	--		--		--		--
Venezuela currency devaluation	--		10	(g)	--		--
Legacy sdjustments	--		(1	) (h)	1	(h)	(5	) (h)	(16	) (h)	(54	) (h)
VAT adjustment	--		(2	) (i)	--		--		(31	) (o)	--
Loss on sale	--		20	(j)	--		--		--		--
Reversal/recovery	--		--		--		(3	) (m)	--		--
CTA writeoff	--		--		--		--		4	(p)	--

Adjusted EBITDA	$1,297		$1,238		$1,152		$1,054		$976		$860

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)
Costs incurred for acquisitions.

(b)
Relates to costs incurred as a result of organizational realignment initiatives across the Company.

(c)
Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.

(d)
Relates to costs associated with the anticipated termination of a management contract.

(e)
Relates to a write-down of an investment in a joint venture.

(f)
Relates to costs associated with an executive's departure.

(g)
Represents the devaluation of the official exchange rate of Venezuela.

(h)
Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(i)
Relates to the reversal of a reserve for value-added taxes.

(j)
Relates to a loss on the sale of a business and a write-down of an equity investment.

(k)
Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark.

(l)
Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.

(m)
Includes $2 million related to the benefit from the reversal of an allowance associated with a previously divested asset and $1 million related to the recovery of a previously recorded impairment charge.

(n)
Relates to non-cash impairment charges primarily related to a write-down of certain franchise and management agreements and development advance notes and the write-down of an international joint venture.

(o)
Relates to a net benefit resulting from a refund of value added taxes.

(p)
Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the twelve months ended December 31,	2015		2014		2013		2012		2011		2010
Net income attributable to Wyndham shareholders	$612		$529		$432		$400		$417		$379
Adjustments, net of tax
Acquisition costs	5	(a)	--		1	(a)	1	(a)	--		6	(a)
Restructuring costs	4	(b)	7	(b)	5	(b)	4	(b)	5	(b)	6	(b)
Asset impairments	5	(c)	5	(f)	5	(l)	5	(n)	35	(p)	--
Contract termination	8	(d)	--		--		--		--		--
Foreign tax credit	(26	) (e)	--		--		--		--		--
Executive departure costs	--		3	(g)	--		--		--		--
Venezuela currency devaluation	--		9	(h)	--		--		--		--
Legacy adjustments	--		(2	) (i)	3	(i)	(3	) (i)	(14	) (i)	(41	) (i)
VAT adjustment	--		(2	) (j)	--		--		(27	) (q)	--
Loss on sale	--		24	(k)	--		--		--		--
Reversal/recovery							(2	) (o)
Early extinguishment of debt	--		--		69	(m)	64	(m)	7	(m)	18	(m)
Tax valuation allowance	--		--		--		--		(13	) (r)	--
CTA writeoff	--		--		--		--		4	(s)	--

Adjusted net income attributable to Wyndham shareholders	$608		$573		$515		$469		$414		$368

Earnings per share – Basic	$5.18		$4.22		$3.25		$2.80		$2.57		$2.13
Earnings per share – Diluted	$5.14		$4.18		$3.21		$2.75		$2.51		$2.05

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)
Costs incurred for acquisitions.

(b)
Relates to costs incurred as a result of organizational realignment initiatives across the Company.

(c)
Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.

(d)
Relates to costs associated with the anticipated termination of a management contract.

(e)
Relates to the release of a valuation allowance on foreign tax credits.

(f)
Relates to a write-down of an investment in a joint venture.

(g)
Relates to costs associated with an executive's departure.

(h)
Represents the devaluation of the official exchange rate of Venezuela.

(i)
Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(j)
Relates to the reversal of a reserve for value-added taxes.

(k)
Relates to a loss on the sale of a business and a write-down of an equity investment.

(l)
Relates primarily to a non-cash impairment charge from a partial write-down of the Hawthorn trademark.

(m)
Represents costs incurred for the early repurchase of senior unsecured and convertible notes.

(n)
Relates to a non-cash impairment charge for the write-down of the ResortQuest and Steamboat Resorts tradenames.

(o)
Includes $2 million related to the benefit from the reversal of an allowance associated with a previously divested asset and $1 million related to the recovery of a previously recorded impairment charge.

(p)
Relates to non-cash impairment charges primarily related to a write-down of certain franchise and management agreements and development advance notes and the write-down of an international joint venture.

(q)
Relates to a net benefit resulting from a refund of value added taxes.

(r)
Relates to interest on value added tax accruals.

(s)
Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the twelve months ended December 31,	2015	2014	2013	2012	2011
Net cash provided by operating activities	$991	$984	$1,008	$1,004	$1,003
Less: Property and equipment additions	(222)	(235)	(238)	(208)	(239)

Free cash flow	$769	$749	$770	$796	$764

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the twelve months ended December 31, 2015	Hotel Group	Destination Network	Vacation Ownership	Corporate and Other (a)	Total Company
Net revenues	$1,297	$1,538	$2,772	$(71)	$5,536
Acquisitions (b)	(120)	(11)	--	--	(131)
Divestiture of a business (c)	--	34	--	--	34
Licensing fee (d)	(14)	--	--	14	--
Foreign currency (e)	12	129	34	--	175

Adjusted net revenues	$1,175	$1,690	$2,806	$(57)	$5,614

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)
Includes the elimination of transactions between segments.

(b)
Relates to incremental revenues associated with acquisitions.

(c)
Relates to the absence of revenues resulting from the sale of the Company's U.K.-camping business during 2014.

(d)
Relates to incremental intersegment licensing fees resulting from an increase in the rate charged for use of the Wyndham trade name.

(e)
Relates to the impact from changes in foreign currency exchange rates.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the Twelve Months Ended December 31,	2015	2014
Hotel Group
Adjusted EBITDA	$376	$340
Foreign currency (a)	7
Acquisitions (b)	(6)
Licensing fee (c)	(14)

Adjusted EBITDA excluding FX impact, acquisition costs and licensing fee	$363

Destination Network
Adjusted EBITDA	$370	$380
Foreign currency (a)	30
Divestiture of a business (d)	3
Acquisitions (b)	(2)

Adjusted EBITDA excluding FX impact, divestiture of a business and acquisition costs	$401

Vacation Ownership
Adjusted EBITDA	$688	$660
Foreign currency (a)	11

Adjusted EBITDA excluding FX impact	$699

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)
Relates to unfavorable changes in foreign currency exchange rates.

(b)
Relates to incremental revenues and expenses associated with acquisitions.

(c)
Relates to the inter-segment licensing fee charged for use of the Wyndham brand trade name.

(d)
Relates to a loss on sale of a business.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the twelve months ended December 31, 2015	Hotel Group	Destination Network	Vacation Ownership	Corporate and Other (a)	Total Company
EBITDA	$349	$367	$687	$(137)	$1,266
Acquisition costs (b)	3	1	--	--	4
Restructuring costs (c)	3	2	1	--	6
Asset impairments (d)	7	--	--	--	7
Contract termination (e)	14	--	--	--	14

Adjusted EBITDA	$376	$370	$688	$(137)	$1,297

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)
Includes the elimination of transactions between segments.

(b)
Costs incurred for acquisitions.

(c)
Relates to costs incurred as a result of organizational realignment initiatives across the Company.

(d)
Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the decision to outsource the reservation system to a third-party provider.

(e)
Relates to costs associated with the anticipated termination of a management contract.

 Wyndham Worldwide Corporation
NON-GAAP RECONCILIATION
(In millions)

For the twelve months ended December 31, 2014	Hotel Group	Destination Network	Vacation Ownership	Corporate and Other (a)	Total Company
EBITDA	$327	$335	$660	$(141)	$1,181
Executive departure costs (b)	4	--	--	--	4
Venezuela currency devaluation (c)	--	10	--	--	10
VAT adjustment (d)	--	(2)	--	--	(2)
Restructuring costs (e)	1	10	--	--	11
Loss on sale and asset impairments (f)	8	27	--	--	35
Legacy adjustments (g)	--	--	--	(1)	(1)

Adjusted EBITDA	$340	$380	$660	$(142)	$1,238

The above table reconciles certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

(a)
Includes the elimination of transactions between segments.

(b)
Costs associated with an executive's departure.

(c)
Represents the devaluation of the official exchange rate of Venezuela.

(d)
Relates to the reversal of a reserve for value-added taxes.

(e)
Relates to costs incurred as a result of organizational realignment initiatives across the Company.

(f)
Relates to a loss on the sale of a business and a write-down of an equity investment and a write-down of an investment in a joint venture.

(g)
Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. WYNDHAM WORLDWIDE CORPORATION ATTN: EVA JOSEPH 22 SYLVAN WAY PARSIPPANY, NJ 07054 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E04271-P72736-Z67122 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WYNDHAM WORLDWIDE CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Stephen P. Holmes 05) Myra J. Biblowit 06) James E. Buckman 07) George Herrera The Right Honourable Brian Mulroney Pauline D.E. Richards Michael H. Wargotz For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3: ! ! ! ! ! ! 2. Advisory vote to approve the Wyndham Worldwide Corporation executive compensation program. 3. Ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal year 2016. The Board of Directors recommends you vote AGAINST proposal 4: ! ! ! 4. A shareholder proposal if properly presented at the meeting regarding political contributions disclosure. NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting. NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET Bring this admission ticket with you to the meeting on May 10, 2016. Do not mail. This admission ticket admits you to the meeting. You will not be allowed to attend the meeting without an admission ticket or other proof of stock ownership. WYNDHAM WORLDWIDE CORPORATION 2016 Annual Meeting of Shareholders Tuesday, May 10, 2016 11:30 a.m. local time Wyndham Worldwide Corporation 22 Sylvan Way Parsippany, New Jersey 07054 NON-TRANSFERABLE NON-TRANSFERABLE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2015 Annual Report to Shareholders are available at www.proxyvote.com. E04272-P72736-Z67122 WYNDHAM WORLDWIDE CORPORATION Annual Meeting of Shareholders May 10, 2016 11:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Stephen P. Holmes and Scott G. McLester, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Wyndham Worldwide Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 10, 2016, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Wyndham Worldwide Corporation Employee Savings Plan Voting Instructions When casting your vote, you are directing the trustee of the Wyndham Worldwide Corporation Employee Savings Plan to vote the Wyndham Worldwide Corporation shares credited to the account under the Plan as of the Record Date of March 18, 2016, in accordance with your instructions and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustee will vote shares held in the Plan as of the Record Date of March 18, 2016 that have not been voted by other participants. The trustee will vote these shares in the same proportion as those shares for which timely voting instructions are received. This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse. Continued and to be signed on reverse side